                                                                     Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                                between and among

                      ACCESS INTEGRATED TECHNOLOGIES, INC.,
                             a Delaware corporation,

                            HOLLYWOOD SOFTWARE, INC.,
                            a California corporation,

                                       and


                        DAVID GAJDA AND ROBERT JACKOVICH

                               Dated July 17, 2003

                                Table of Contents

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                                                                                                               Page
                                                                                                               ----
1.       Terms of Acquisition.....................................................................................1
         1.1      Stock Purchase..................................................................................1
         1.2      Purchase Price..................................................................................1
         1.3      Closing.........................................................................................5
                  (a)      Closing Date...........................................................................5
                  (b)      Buyer's Ancillary Agreements...........................................................5
                  (c)      Sellers' Ancillary Agreements..........................................................6
         1.4      Additional Purchase Price.......................................................................6

2.       Representations and Warranties...........................................................................8
         2.1      Representations and Warranties of the Company and the Sellers...................................8
                  (a)      Capitalization.........................................................................8
                  (b)      Organization, Good Standing and Power..................................................9
                  (c)      Authority.............................................................................10
                  (d)      Interests in Other Entities...........................................................10
                  (e)      Governmental Authorizations; Third Party Consents.....................................10
                  (f)      Financial Statements..................................................................10
                  (g)      Absence of Undisclosed Liabilities....................................................11
                  (h)      Absence of Certain Changes............................................................11
                  (i)      Tax Matters...........................................................................12
                  (j)      Litigation............................................................................14
                  (k)      Compliance with Applicable Law........................................................14
                  (l)      Environmental Matters.................................................................14
                  (m)      Permits...............................................................................16
                  (n)      Title to Properties...................................................................16
                  (o)      Accounts Receivable; Accounts Payable, Fixed Assets; Inventory........................17
                  (p)      Intellectual Properties...............................................................18
                  (q)      Domain Names..........................................................................18
                  (r)      Insurance.............................................................................18
                  (s)      Bank Accounts; Credit Cards; Corporate Accounts and Powers of Attorney................18
                  (t)      Employee Arrangements; ERISA..........................................................19
                  (u)      Certain Business Matters..............................................................19
                  (v)      Contracts.............................................................................20
                  (w)      Brokers...............................................................................20
                  (x)      Disclosure............................................................................20
                  (y)      Affiliated Transactions...............................................................20
                  (z)      Claims Against the Company............................................................20
                  (aa)     Principal Place of Business...........................................................21
                  (bb)     Disclosure Schedules..................................................................21
                  (cc)     Knowledge of the Company; Sellers.....................................................21
         2.2      Representations and Warranties of  the Sellers.................................................21
                  (a)      Capacity; Validity....................................................................21

                                      -i-

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
                  (b)      Sellers' Stock Ownership..............................................................22
                  (c)      Investment Intent.....................................................................22
                  (d)      Information...........................................................................22
                  (e)      Accreditation.........................................................................22
                  (f)      Restrictions on Transfer..............................................................22
         2.3      Representations and Warranties with Respect to Buyer...........................................23
                  (a)      Organization, Good Standing and Power.................................................23
                  (b)      Authority.............................................................................24
                  (c)      Compliance with Applicable Law........................................................24
                  (d)      Capitalization........................................................................24
                  (e)      Financial Statements; Absence of Undisclosed Liabilities..............................25
                  (f)      Adverse Change........................................................................26
                  (g)      Litigation............................................................................26
                  (h)      Governmental Authorizations; Third Party Consents.....................................26
                  (j)      Contracts.............................................................................26
                  (k)      Public Offering.......................................................................27
                  (l)      Knowledge of Buyer....................................................................27
                  (m)      Disclosure............................................................................27

3.       Covenants...............................................................................................27
         3.1      Investigation by Buyer.........................................................................27
         3.2      Books and Records..............................................................................27
         3.3      Initial Public Offering........................................................................28
         3.4      Carry on in Ordinary Course....................................................................29
         3.5      Other Transactions.............................................................................29
         3.6      Consents.......................................................................................30
         3.7      Supplemental Disclosure........................................................................30
         3.8      Public Announcements...........................................................................30
         3.9      Compliance with Securities Laws................................................................30
         3.10     Termination of Certain Agreements..............................................................31
         3.11     Compliance with Reporting Obligations..........................................................31

4.       Conditions to Closing...................................................................................31
         4.1      Conditions of Buyer's Obligation to Close......................................................31
                  (a)      Due Diligence.........................................................................31
                  (b)      Agreements and Conditions.............................................................31
                  (c)      Representations and Warranties........................................................31
                  (d)      No Legal Proceedings..................................................................31
                  (e)      Closing Certificate...................................................................32
                  (f)      Absence of Material Adverse Effect....................................................32
                  (g)      Governmental Approvals................................................................32
                  (h)      Consents..............................................................................32
                  (i)      Stock Option Plan.....................................................................32
                  (j)      Acknowledgments.......................................................................32
                  (k)      Employment Agreement..................................................................32
                  (l)      Certificates of Status................................................................32
                  (n)      Opinion of Counsel....................................................................32

                                      -ii-

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
                  (o)      Releases..............................................................................32
                  (p)      Financing.............................................................................32
                  (q)      Pledge and Security Agreement.........................................................32
                  (r)      Closing Deliveries....................................................................33
         4.2      Conditions of  the Sellers' and the Company's Obligations to Close.............................33
                  (a)      Agreements and Conditions.............................................................33
                  (b)      Representations and Warranties........................................................33
                  (c)      No Legal Proceedings..................................................................33
                  (d)      Closing Certificate...................................................................33
                  (e)      Absence of Material Adverse Effect....................................................33
                  (f)      Governmental Approvals................................................................33
                  (g)      Consents..............................................................................33
                  (h)      Financing.............................................................................33
                  (i)      Certificates of Status................................................................34
                  (k)      Opinion of Counsel....................................................................34
                  (l)      Employment Agreement..................................................................34
                  (m)      Pledge and Security Agreement.........................................................34
                  (n)      Closing Deliveries....................................................................34

5.       Further Assurances......................................................................................34

6.       Certain Taxes...........................................................................................34

7.       Indemnification.........................................................................................34
         7.1      Survival of Representations....................................................................34
         7.2      Indemnitors; Indemnified Persons...............................................................35
         7.3      Indemnity of the Company and the Sellers.......................................................35
         7.4      Indemnity of Buyer.............................................................................36
         7.5      Procedures for Indemnification; Defense of Third Party Claims..................................36
         7.6      Limitation on Indemnification..................................................................37
         7.7      Exclusive Remedy...............................................................................38

8.       Non-Competition; Confidentiality........................................................................38
         8.1      Non-Competition................................................................................38
         8.2      No Competing Interests.........................................................................39
         8.3      Non-Solicitation...............................................................................39
         8.4      Non-Disruption.................................................................................39
         8.5      Confidentiality................................................................................39
         8.6      Remedies upon Breach...........................................................................40

9.       Miscellaneous Provisions................................................................................40
         9.1      Notification...................................................................................40
         9.2      Execution in Counterparts......................................................................40
         9.3      Notices........................................................................................40
         9.5      Amendments.....................................................................................41
         9.6      Entire Agreement...............................................................................41
         9.7      Applicable Law.................................................................................41

                                      -iii-

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
         9.8      Termination....................................................................................42
         9.9      Effects of Termination.........................................................................42
         9.10     Headings.......................................................................................42
         9.11     Fees and Disbursements.........................................................................42
         9.12     Assignment.....................................................................................43
         9.13     Binding Effect; Benefits.......................................................................43
         9.14     Severability...................................................................................43

                                      -iv-

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 17th day of July 2003, between and among Access Integrated Technologies, Inc., a Delaware corporation ("Buyer"), Hollywood Software, Inc., a California corporation (the "Company"), and David Gajda and Robert Jackovich (collectively, the "Sellers" and each individually, a "Seller").


                              W I T N E S S E T H :

                  WHEREAS, the Company is principally engaged in the business of developing, distributing and licensing proprietary back office transactional software for both distributors and exhibitors of filmed and digital entertainment in the United States and Canada (the "Business");

                  WHEREAS, the Sellers are presently the owners of all of the issued and outstanding shares of common stock, no par value per share of the Company (the "Company Stock"), which represent all of the issued and outstanding capital stock of the Company; and

                  WHEREAS, the Sellers desire to sell their respective shares of Company Stock to Buyer and Buyer desires to purchase all of the equity interests in the Company, all in the manner and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                  1. Terms of Acquisition.

                  1.1 Stock Purchase. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.3 below), each Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from each such Seller, all right, title and interest of such Seller, legal and equitable, beneficially and of record, in and to the number of shares of Company Stock set forth opposite such Seller's name on Schedule 1.1 hereto under the caption "Number of Shares Owned." The originally issued certificates evidencing the Company Stock shall be delivered at the Closing to Buyer, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, accompanied by duly executed stock powers (endorsed in blank, with signatures guaranteed) and any necessary stock transfer tax stamps affixed thereto.

                  1.2 Purchase Price. (a) As the purchase price for all of the Company Stock, at the Closing (as defined in Section 1.3 below), Buyer shall pay to the Sellers an aggregate amount equal to $7,300,000 less any adjustments pursuant to Section 1.2(f) below (the "Purchase Price"), consisting of

                           (i) $2,500,000 in cash (the "Cash Purchase Price")
(less the amount of the Earnest
Money Deposit (as defined below) to be applied pursuant to Section 1.2(b) hereof and less any cash adjustments required by Section 1.2(f) below);

                           (ii) $1,800,000 (less any adjustments required by
Section 1.2(f) below) in the form of shares of Buyer's Class A Common Stock, par value $.001 per share ("Class A

Common Stock"), the number of which shares of Class A Common Stock (the "Buyer Common Stock") shall be determined by dividing $1,800,000 (less any adjustments required by Section 1.2(f) below) by ninety (90%) percent of the per share price of shares of Class A Common Stock sold by the Underwriter (as defined in Section 2.3(k) hereof) to the public in the Company's initial public offering, without deduction for Underwriter's discounts, fees or commissions (the "Discounted IPO Price"), as may be adjusted pursuant to Sections 1.2(d) and 1.2(e) hereof, and the further transfer of which shall be restricted under the Securities Act of 1933, as amended (the "Securities Act"), and as provided under Section 2.2(f) hereof; and

                           (iii) $3,000,000 in the form of Buyer's promissory
notes (the "Notes"), substantially in the form attached hereto as Exhibit A.

                  (b) Buyer shall deliver a good check to each Seller, each in the amount of $25,000 (collectively, the "Earnest Money Deposit"), within two
(2) business days of receipt by Buyer of a fully executed counterpart of this Agreement. If the Closing shall occur, the Earnest Money Deposit shall be credited against the Cash Purchase Price due to each Seller. If the Closing shall not occur and this Agreement shall be terminated in accordance herewith
(i) for any reason other than any Seller's or the Company's breach hereof or failure to satisfy, in any material respect, any of the closing conditions in
Section 4.1 hereof, other than Section 4.1(p) (a "Seller Failure"), the Earnest Money Deposit shall not be refunded to Buyer or (ii) if there exists a Seller Failure, each Seller shall, within two (2) business days from the date of such termination, deliver to Buyer his good check in the amount of $25,000.

                  (c) The Cash Purchase Price, the Buyer Common Stock and the Notes shall be paid, issued and/or delivered to the Sellers at the Closing, each in the denominations set forth opposite each Seller's name on Schedule 1.1 hereto under the caption "Purchase Price to Sellers", (less each Seller's proportionate share of any adjustments required by Section 1.2(f) below). The Cash Purchase Price shall be payable in cash by wire transfer of immediately available funds to an account(s) of the Sellers designated in writing by the Sellers at or immediately prior to the Closing.

                  (d) (i) Each of the shares of Buyer Common Stock issued to Sellers or Exchanged Option Shares issued to holders of Company Options at Closing pursuant to Sections 1.2(a) or 1.2(f) hereof, which shall become Pricing Eligible Shares (as defined below), shall be subject to a one-time adjustment by the issuance of additional shares of Class A Common Stock, on the applicable Pricing Date (as defined below) for such shares, if and to the extent that on such Pricing Date the Minimum Value (as defined below) shall exceed the Fair Market Value (as defined below). In such event, Buyer shall issue a fraction of a share, which in no event shall exceed 0.20, of its Class A Common Stock in respect of each Pricing Eligible Share equal to the Adjusted Share Number calculated as follows:

      (Pricing Eligible Shares x Minimum Value) - (Pricing Eligible Shares
                             x Fair Market Value) =
                    Adjusted Share Number Fair Market Value

                           (ii) For purposes of this Section 1.2, "Fair Market
Value", for any day means: (a) if the principal market for the Class A Common Stock is the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or the Nasdaq National Market, the average closing price of the Class A Common Stock for each day of the

Applicable Period as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market or (b) if the principal market for the Class A Common Stock is not a national securities exchange or the Nasdaq National Market and the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the average of the means between the closing bid and the closing asked prices for the Class A Common Stock for each day of the Applicable Period as quoted on such System, or
(c) if the principal market for the Class A Common Stock is not a national exchange or the Nasdaq National Market and the Class A Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the average of the means between the highest bid and lowest asked prices for the Class A Common Stock for each day of the Applicable Period as reported by Pink Sheets LLC; provided, however, that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Class A Common Stock shall be determined, in good faith, by the board of directors of Buyer.

                           (iii) "Applicable Period" means in respect of any of
the Pricing Eligible Shares, the ninety (90) days immediately preceding the expiration of the Lock-Up Period (as defined in Section 3.3(c) hereof) or, if earlier, the twenty (20) trading days immediately preceding receipt of the Underwriter's Consent (as defined in Section 3.3(c) hereof).

                           (iv) "Pricing Eligible Shares" means, with respect to
each Seller or holder of Exchanged Option Shares, the number of shares of Buyer Common Stock and Exchanged Option Shares held by such person on the Pricing Date
(A) that may be sold free of the lock-up restrictions pursuant to Section 3.3(c) hereof as a result of an Underwriter's Consent or the expiration of the Lock-Up Period and (B) that are either registered for resale under the Securities Act, or are freely transferable (whether or not subject to the volume limitations of Rule 144(e)) pursuant to Rule 144 promulgated under the Securities Act; provided, however, that in no event shall the aggregate number of Pricing Eligible Shares exceed the number of shares of Buyer Common Stock plus the number of Exchanged Option Shares issued at Closing.

                           (v) "Minimum Value" means eighty (80%) percent of the
Discounted IPO Price.

                           (vi) "Pricing Date" means, with respect to any of the
Pricing Eligible Shares, the first trading day on which (A) such shares may be sold free from the Lock-Up Period (whether due to the expiration thereof or as a result of an Underwriter's Consent) and (B) shares may be sold by the holder pursuant to Rule 144 promulgated pursuant to the Securities Act (whether or not subject to the volume limitation of Rule 144(e)) or an effective registration statement.

                  (e) In the event that any fractional shares of Class A Common Stock are issuable to any Seller or holder of Exchanged Option Shares in accordance with this Section 1.2 and, if applicable, Section 1.4 hereof, Buyer shall deliver to such Seller, in lieu of issuing any such fractional shares, cash in an amount equal to the product of the Discounted IPO Price multiplied by the fraction of such share issuable. The number of shares of the Buyer Common Stock and Exchanged Option Shares to be issued in accordance with this Section
1.2 and, if applicable, Section 1.4 hereof shall be adjusted so as to give the Sellers and holders of Exchanged Option

Shares the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, or combinations or subdivisions of the Common Stock (as defined in Section 2.3(d) hereof) (each, a "Share Adjustment") effected between the date hereof and the Closing Date for purposes of Section 1.2(c) hereof or between the Closing Date and, if applicable, each date of issuance of shares of the Additional Buyer Common Stock in accordance with (and as defined in) Section 1.4 hereof (each, an "Issuance Date"). In particular, without limiting the foregoing, if, prior to an Issuance Date, Buyer should effect a split, reclassification or combination of Common Stock, Buyer shall adjust the total number of shares (rounded to the nearest whole share) to be issued to the Sellers and holders of Exchanged Option Shares so that the Sellers and such holders shall be entitled to receive such number of shares of Buyer Common Stock or, if applicable, the Additional Buyer Common Stock as the Sellers and such holders would have received pursuant to such Share Adjustment had the record date and the issuance date therefor been immediately following such Issuance Date. If, between the date of this Agreement and an Issuance Date, Buyer shall consolidate with, be merged with or into, or become a subsidiary of any other corporation (a "Business Combination") and the terms thereof shall provide that Buyer Common Stock or the Additional Buyer Common Stock, as applicable, and the Exchanged Option Shares shall be converted into or exchanged for securities or other assets of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that the holders thereof shall be entitled to receive, in lieu of each share of Exchanged Option Shares, Buyer Common Stock or the Additional Buyer Common Stock, as applicable, issuable under this Agreement, the same kind and amount of securities or assets as such holders would have received with respect to such shares if such Issuance Date had occurred immediately prior to the consummation of the Business Combination. Notwithstanding anything to the contrary set forth in this Section 1.2(e), if prior to or simultaneous with the Closing Date, Buyer consummates a Business Combination in which (i) the survivor is not a publicly traded entity or a wholly-owned subsidiary of a publicly traded entity, or (ii) the stockholders of Buyer receive consideration other than cash or common stock of a publicly traded entity, Buyer shall give Seller written notice at least ten
(10) business days prior to consummation of the Business Combination and Sellers may, by delivery of written notice to Buyer within seven (7) business days of its receipt of notice of such Business Combination, elect to terminate this Agreement without further rights or obligations of any party. In the event that after the Closing Date, Buyer proposes to consummate such a Business Combination, Buyer shall give Sellers at least ten (10) business days prior written notice thereof. In the event of any such post-Closing Business Combination, Buyer will not consummate such Business Combination unless all outstanding Notes shall be repaid in full prior to the consummation of such Business Combination; provided, however, that the requirement that such Notes be repaid prior to consummation of the Business Combination may be waived by written notice to Buyer delivered at least three (3) business days prior to the consummation date of such Business Combination.

                  (f) Prior to the Closing and notwithstanding anything to the contrary contained in this Agreement, the Company may issue options, the form and substance of which shall be reasonably acceptable to Buyer, to acquire shares of Company Stock (as defined elsewhere in this Agreement) to certain employees and/or consultants of the Company ("New Options" and, together with options to acquire Company Stock that are outstanding on the date of this Agreement, the "Company Options"). At least three (3) business days prior to the Closing, the Company shall deliver to Buyer a schedule of holders of the Company Options (the "Closing Option Schedule") which shall indicate the name of the holder and the number of shares of

Company Stock that may be acquired by such holder upon exercise in full of Company Options that have or will vest at or prior to the Closing. At the Closing, all Company Options shall be cancelled and of no further force and effect and each holder of Company Options shall receive from Buyer, subject to
(a) payment by the option holder of all federal, state, local or other income, excise or employment taxes required to be withheld (if any) by the Company as a result of the exercise of such Option and (b) Buyer's receipt of a certificate from each option holder providing reasonable representations under the circumstances, but including representations with respect to the ownership of such Options, consideration in the form of either (i) a cash payment equal to the aggregate Option Spread (as defined below), if any, for the Company Options owned by such holder that are being cancelled in exchange for cash (the "Cash Out Options"), or (ii) the issuance of the number of shares (the "Exchanged Option Shares") of Class A Common Stock equal to the aggregate Option Spread for the Company Options owned by such holder that are being cancelled in exchange for Buyer Common Stock (the "Exchanged Options") divided by the Discounted IPO Price. The Closing Option Schedule shall indicate for each holder of Company Options, the portion of such options to be treated as Cash Out Options and the portion to be treated as Exchanged Options. At the Closing, (1) the Cash Purchase Price payable to the Sellers shall be reduced by the aggregate cash payments made to holders of Cash Out Options pursuant to clause (f)(i) above, and (2) the number of shares of Class A Common Stock of Buyer issuable to the Sellers pursuant to Section 1.2(a)(ii) above shall be reduced by the number of Exchanged Option Shares issued pursuant to clause (f)(ii) above. In no event shall the cash payment for Cash Out Options exceed $2,500,000 and in no event shall the value of the Exchanged Option Shares (valued at the Discounted IPO Price) exceed $1,800,000. For purposes of this Agreement, the term "Option Spread" for a given Company Option shall mean: (A) the number of shares of Company Stock issuable upon exercise in full of the vested portion of the Company Option, multiplied by (B) (i) $7,300,000 divided by the number of shares of Company Stock outstanding immediately prior to Closing assuming exercise in full of all Company options having an exercise price less than $0.70 per share, minus (ii) the exercise price per share of the Company Option in question. In no event shall the Option Spread for a given Company Option be less than zero and in no event shall the Company incur a charge to its income in respect of the New Options in excess of $500,000, in the aggregate.

                  1.3 Closing.

                  (a) Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's counsel, Kirkpatrick & Lockhart LLP, located at 599 Lexington Avenue, New York, New York 10022-6030, on the date on which the Company's initial public offering is consummated (the "Closing Date") or at such other time as shall be agreed upon by Buyer and the Company.

                  (b) Buyer's Ancillary Agreements. Subject to the terms and conditions set forth in this Agreement, and in addition to those actions set forth in Section 1.2 above, at the Closing, Buyer shall take, or cause to be taken, the following actions:

                           (i) Execute and deliver the Note, substantially in
the form attached hereto as Exhibit A;

                           (ii) Execute and deliver an agreement providing for
registration rights in respect of the Buyer Common Stock and, if applicable, the Additional Buyer Common Stock (the "Registration Rights Agreement"), substantially on the terms set forth in the Second Amended and Restated Stockholders' Agreement, dated as of November 27, 2002, by and between Buyer and the stockholders of Buyer;

                           (iii) Execute and deliver employment agreements with
each of the Sellers, substantially in the form attached hereto as Exhibits B.1 and B.2 (the "Employment Agreements"); and

                           (iv) Deliver certificates from the Secretary of State
of the State of Delaware and of each jurisdiction set forth on Schedule 2.3(a) hereto, providing that Buyer is in good standing in each such jurisdiction (the "Buyer's Certificates of Status").

                  (c) Sellers' Ancillary Agreements. Subject to the terms and conditions set forth in this Agreement, and in addition to those actions set forth in Section 1.1 above, at the Closing, each Seller shall take, or cause to be taken, the following actions:

                           (i) Execute and deliver the Employment Agreements
between the Company and such Seller;

                           (ii) Execute and deliver the Registration Rights
Agreement;

                           (iii) Execute and deliver a release of the Company
from any and all claims, debts, obligations or liabilities ("Claims") owing by the Company to such Seller, substantially in the form attached hereto as Exhibit D (the "Releases");

                           (iv) Deliver certificates from the Secretary of State
of the State of California and of each jurisdiction set forth on Schedule 2.1(b) hereto, providing that the Company is in good standing in each such jurisdiction (the "Company's Certificates of Status");

                           (v) Deliver evidence, reasonably satisfactory to
Buyer, that (A) the Stock Option Plan (as defined in Section 2.1(a) hereof) has been duly terminated by the Company in accordance therewith, (B) all options issued pursuant thereto have been terminated and (C) all obligations of the Company in respect thereof have been satisfied in full by Sellers; and

                           (vi) Deliver evidence, reasonably satisfactory to
Buyer, that the Engagement Letter (as defined in Section 3.10 hereof) has been duly terminated without payment (other than payments or expense reimbursements, if any, made prior to the date of this Agreement and reflected in the Interim Financial Statements), liability or obligation of the Company of any kind other than any indemnification obligations stated to survive such termination.

                  1.4 Additional Purchase Price.

                  (a) Following the Closing, an additional purchase price (the "Additional Purchase Price") may be paid by Buyer to the Sellers (in accordance with Section 1.4(e) hereof) as follows:

                           (i) An Additional Purchase Price shall be paid to
Sellers in the event that EBITDA in respect of the Business for the 12-month period beginning on the first day of the month following the month in which the Closing occurs ("Year One") shall exceed $1,000,000 (the "Annual Base"). The Additional Purchase Price for Year One shall equal in the aggregate two-thirds (2/3) of such excess.

                           (ii) An Additional Purchase Price shall also be paid
to the Sellers in the event that EBITDA for the 12-month period beginning on the day immediately following the last day of Year One ("Year Two") shall exceed the higher of (A) the Annual Base or (B) the sum of the Annual Base, plus one hundred twenty (120%) percent of the amount, if any, by which Year One EBITDA is less than the Annual Base. The Additional Purchase Price for the Year Two shall equal in the aggregate two-thirds (2/3) of such excess.

                           (iii) An Additional Purchase Price shall also be paid
to the Sellers in the event that EBITDA for the 12-month period beginning on the day immediately following the last day of Year Two ("Year Three") shall exceed the higher of (A) the Annual Base or (B) the Annual Base, plus one hundred twenty (120%) percent of the amount, if any, by which Year Two EBITDA is less than the higher of the amounts set forth in Section 1.4(a)(ii)(A) and (B) above. The Additional Purchase Price for Year Three shall equal in the aggregate two-thirds (2/3) of the amount of such excess.

                  (b) For purposes hereof, "EBITDA" shall mean the earnings of the Company attributable to the Business, before deduction for interest, corporate income taxes, depreciation and amortization (but after deduction for amortization of capitalized research and development costs in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time, ("GAAP")) related to the Business in each case, without accounting for any extraordinary items (as defined under GAAP). EBITDA shall not be reduced by any allocated portion of Buyer's overhead or administrative charges, but shall be reduced by any charges incurred in connection with the Business's use of datacenter or other services provided by Buyer and assessed at prices not greater than those charged in arm's-length transactions.

                  (c) Within 120 days after the end of each of Year One, Year Two and Year Three, Buyer shall deliver, or cause to be delivered, to Sellers the following: (i) unaudited statements of income in respect of the Business for each applicable Year, (ii) Buyer's written statement containing, in reasonable detail, Buyer's calculation of EBITDA for the applicable Year (each, an "EBITDA Statement") and (iii) Buyer's audited financial statements for its fiscal year most recently ended.

                  (d) The Sellers shall have thirty (30) days from delivery of the EBITDA Statement to raise any objection thereto by delivery of written notice to Buyer setting forth such objections in reasonable detail. All financial information contained therein, in respect of which no such objection is so delivered within such 30-day period, shall be deemed final and binding on the parties. In the event that any such objections are so delivered by the Sellers, Buyer and the Sellers shall attempt, in good faith, to resolve such objections and, if unable to do so within ten (10) days of delivery of such objections, shall, within five (5) business days thereafter designate a nationally recognized firm of independent public accountants (the "Independent Accountants") mutually satisfactory to Buyer and the Sellers. In the event that Buyer and the Sellers are unable to agree on the Independent Accountants within such five-business day period, the Independent Accountants shall be designated jointly by the independent accountants of Buyer and the Sellers within ten (10) business days thereafter. The Independent Accountants shall resolve all remaining objections to the EBITDA Statement made by the Sellers in accordance herewith within twenty (20) business days from their date of designation. The determination of the Independent Accountants shall be final and binding on the parties for purposes of this Section 1.4. The fees and expenses of the Independent Accountants shall be borne by Buyer, unless the final determination of the applicable EBITDA by the Independent Accountants in accordance with this
Section 1.4(d) is not greater than one hundred five (105%) percent of such EBITDA as set forth in the applicable EBITDA Statement, in which event Sellers shall bear all of the fees and expenses of the Independent Accountants.

                  (e) The Additional Purchase Price paid in respect of Year One, Year Two or Year Three, if any, shall be paid to the Sellers in the proportionate combination of cash, shares of Class A Common Stock and Notes (prior to any adjustment required by Section 1.2(f) above) as follows: (i) the cash portion shall represent thirty-four (34%) percent; (ii) Class A Common Stock shall represent twenty-five (25%) percent (the "Additional Buyer Common Stock"); and (iii) promissory notes having the same terms and conditions as the Notes (the "Additional Notes") shall represent forty-one (41%) percent). The number of shares of Class A Common Stock comprising the Additional Buyer Common Stock shall be determined by dividing the portion of the Additional Purchase Price allocated thereto pursuant hereto by the Fair Market Value, provided, that, for purposes hereof, the Applicable Period shall mean the twenty (20) trading days immediately preceding the date of final determination of EBITDA in accordance with Section 1.4(d) above. The maturity date on the Additional Notes shall be the fifth anniversary of the date of the issuance thereof.

                  (f) In the event that the Sellers shall be entitled to an Additional Purchase Price pursuant to this Section 1.4, Buyer shall, promptly after final determination of each applicable EBITDA, but in no event later than five (5) business days thereafter, (i) pay the cash portion thereof by wire transfer of immediately available funds to an account(s) designated in writing by the Sellers, (ii) issue and deliver to Sellers shares of the Class A Common Stock comprising the Additional Buyer Common Stock and (iii) execute and deliver to Sellers the appropriate Additional Notes.

                  2. Representations and Warranties.

                  2.1 Representations and Warranties of the Company and the Sellers. The Company and the Sellers hereby, jointly and severally, represent and warrant to Buyer as follows:

                  (a) Capitalization. The authorized capital stock of the Company currently consists of 100,000 shares of Company Stock, of which 100,000 shares are issued and outstanding and owned by the Sellers. At the Closing, the authorized capital stock of the Company will consist of 50,000,000 shares of Company Stock of which 10,000,000 shares will be issued and outstanding and owned by the Sellers. In addition, the Company maintains a stock option plan, dated as of December 20, 2000 (the "Stock Option Plan"), under which 5,000,000 shares have been authorized for issuance and options to purchase 2,040,000 shares are outstanding (after giving effect to the increase in authorized shares to 50,000,000 shares of Company Stock and a 100-for-1 stock split or stock dividend on the outstanding shares of Company Stock). The number of shares of the Company Stock owned beneficially or of record by each of the Sellers, and the number of options and the names of each optionholder is set forth on Schedule 2.1(a) hereto. All issued shares of the Company Stock have been duly authorized and validly issued and are fully paid and nonassessable. All prior offerings and sales of the Company Stock have been made in accordance with all Federal and state securities laws. Except as set forth on Schedule 2.1(a) hereto or as contemplated by Section 1.2(f) of this Agreement, there are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which the Company is a party or otherwise bound which provide for the purchase or issuance by the Company of any authorized but not outstanding, or authorized and outstanding, shares of capital stock of the Company. There is no personal liability attached to the Company Stock. No person has any preemptive or similar rights in respect of any securities of the Company. The sale of Company Stock by the Sellers as provided herein shall, upon consummation of the transactions contemplated hereby, vest Buyer with good and marketable title to the Company Stock, free and clear of all liens, charges, claims and encumbrances.

                  (b) Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it. Schedule 2.1(b) hereto sets forth all states and other jurisdictions in which the Company is registered as a duly qualified and in good standing to do business as a foreign company. There are no other states or jurisdictions in which the character and location of the properties owned or leased by it, or the conduct of the Business makes any such registration necessary, except where the failure to be so registered would not have a material adverse effect as defined below. ("Company Material Adverse Effect"). "Company Material Adverse Effect" means any fact, event, change, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, financial condition, properties, assets, results of operations, or prospects of the Company and its subsidiaries, taken as a whole. Notwithstanding anything to the contrary contained in this paragraph, none of the following shall be deemed, singly or in the aggregate, to constitute a Material Adverse Effect: (i) any failure by the Company to meet projections or forecasts for any period ending on or after the date of this Agreement; or (ii) any adverse change, effect, event, violation, inaccuracy, circumstance, state of facts or development resulting from or relating to (directly or indirectly) any of the following: (A) the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (B) conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company has material operations or sales, including, without limitation, war or acts of terrorism; (C) compliance by Company with the terms of, or the taking of any action required or contemplated by, this Agreement; (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (E) actions required or requested to be taken under applicable laws, rules, regulations or any contracts or agreements in effect as of the date of this Agreement. Copies of the Company's Certificate of Incorporation and all amendments thereto, and of the Company's By-Laws, as amended to date, are attached to Schedule 2.1(b) hereto and are true and correct. The Company's minute books contain complete and accurate records of all meetings and other material actions, including, without limitation, actions by unanimous written consent of the Sellers and the board of directors of the Company.

                  (c) Authority. The execution and delivery by the Company of this Agreement and all of the agreements, schedules, exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by the Company (all of the foregoing, including this Agreement, being hereinafter sometimes collectively referred to as the "Executed Agreements"), the performance by the Company (to the extent that it is a party thereto) of its obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary action on the part of the Company, and the Company has all necessary power with respect thereto. The Executed Agreements are, or when executed and delivered by the Company shall be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws. Neither the execution and delivery by the Company of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by the Company of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to the Company, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its respective properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of the Company, or (v) to the knowledge of the Company, interfere with or otherwise adversely affect the ability of Buyer to carry on the Business as now conducted by the Company.

                  (d) Interests in Other Entities. Except as set forth on
Schedule 2.1(d) hereto, the Company does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation or entity, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any entity, or (iii) have any obligation, direct or indirect, present or contingent, to purchase or subscribe for any interest in, advance or loan moneys to, or in any way make investments in, any person or entity, or to share any profits or capital investments in other persons or entities, or both.

                  (e) Governmental Authorizations; Third Party Consents. Except as set forth on Schedule 2.1(e) hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period, is necessary or required to be obtained by the Company or any Seller in connection with the execution, delivery or performance by any of them, of this Agreement, any of the Executed Agreements or the transactions contemplated hereby and thereby.

                  (f) Financial Statements. The Company has delivered to Buyer true and correct copies of (i) its unaudited balance sheets for its fiscal years ended March 31, 2002 and March 31, 2003 and, in each case, the related statements of income, retained earnings and cash flows for the 12-month periods then ended and (ii) its unaudited balance sheet as at April 30, 2003, and the related statements of income, retained earnings and cash flow for the one-month period then ended

(the "Interim Financial Statements"). All of such financial statements, together with those delivered to Buyer pursuant to Section 3.2 hereof, including any notes thereto, were, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of the Company at, and the results of its operations for, the periods covered thereby (except that such unaudited financial statements do not contain footnotes and are subject to customary year-end audit adjustments, none of which shall, individually or in the aggregate, be material) The books and records of the Company are in all material respects true and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Company as set forth in the financial statements.

                  (g) Absence of Undisclosed Liabilities. The Company does not have any liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise, that have not been (i) in the case of liabilities, commitments and obligations of a type customarily reflected on the balance sheet of the Company, reflected on the Interim Financial Statements in accordance with GAAP, or incurred, consistent with past practice, in the ordinary course of business since April 30, 2003 and that are not material either individually or in the aggregate or (ii) in the case of all other types of liabilities and obligations, as set forth on Schedule 2.1(g) hereto.

                  (h) Absence of Certain Changes. Except as and to the extent set forth on Schedule 2.1(h) hereto, since March 31, 2003, the Company has not:

                           (i) suffered any material adverse change in its
working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects;

                           (ii) incurred any material liabilities or obligations
except items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $10,000 (counting obligations or liabilities arising from one transaction or a series or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

                           (iii) paid, discharged or satisfied any claim,
liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against on its balance sheet as at March 31, 2003 or incurred in the ordinary course of business and consistent with past practice since March 31, 2003;

                           (iv) permitted or allowed any of its property or
assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than taxes and general and special assessments not in default and payable without penalty of interest;

                           (v) written off as uncollectible any notes or
accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice, none of which are material;

                           (vi) canceled any debts or waived or suffered to
lapse any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                           (vii) disposed of or suffered to lapse any rights to
use any domain name, patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the ordinary conduct of the Business) to any person any trade secret, formula, process or know-how;

                           (viii) granted any general increase in the
compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and, unless otherwise set forth on Schedule 2.1(h) hereto, no such increase is customary on a periodic basis or is required by agreement or understanding;

                           (ix) made any single capital expenditure or
commitment in excess of $5,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures and commitments in excess of $15,000, for additions to property, plant, equipment or intangible assets;

                           (x) redeemed any shares of its capital stock or
declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or made any payment in respect of the Stock Option Plan or any option granted thereunder;

                           (xi) made any change in any method of accounting or
accounting practice;

                           (xii) paid, loaned or advanced any amount to, or
sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, debtholders, Sellers or employees or any "affiliate" or "associate" of any of its officers, directors, noteholders, Sellers or employees (as such terms are defined in Rule 405 promulgated under the Securities Act and as used herein, "Affiliate" and "Associate");

                           (xiii) paid any amount in respect of debt for
borrowed money except for regularly scheduled payments of principal and interest in accordance with the terms thereof; or

                           (xiv) agreed, whether in writing or otherwise, to
take any action described in this Section unless such action is specifically excepted from this Section 2.1(h) or set forth on Schedule 2.1(h) hereto.

                  (i) Tax Matters. Except as set forth on Schedule 2.1(i) hereto:

                           (i) the Company has filed with the appropriate
governmental agencies all Federal, state, local or foreign tax returns and reports required to be filed by it ("Returns"), has paid in full or made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales, franchise and withholding taxes ("Taxes"), together with interest, penalties, assessments and deficiencies owed by it (whether or not shown on any Returns), and all such Returns were correct and complete in all respects;

                           (ii) the Company is not currently the beneficiary of
any extension of time within which to file any Returns;

                           (iii) the Company has previously provided Buyer with
true and complete copies of all such Returns filed within the past three (3) years;

                           (iv) there are no filed or other known tax liens upon
any property or assets of the Company;

                           (v) the Company has not waived any statute of
limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to the Company's or the Sellers' knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes;

                           (vi) there is no unresolved written claim by a
governmental authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by such jurisdiction;

                           (vii) there has been no examination or audit with
respect to Taxes with respect to any year;

                           (viii) the Company has withheld and paid all Taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, the Sellers or other third party;

                           (ix) the unpaid Taxes of the Company (A) did not, as
of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Financial Statements (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns;

                           (x) the Company has not filed a consent under the
Internal Revenue Code of 1986, as amended (the "Code"), Section 341(f) concerning collapsible corporations; the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662; and the Company has not been a member of an affiliated group filing a consolidated federal income Tax Return;

                           (xi) the Company has not made any payments, is not
obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G; and

                           (xii) The Company has no subsidiaries.

                  (j) Litigation. Except as set forth on Schedule 2.1(j) hereto, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the knowledge of the Company and the Sellers, threatened against or affecting, or that is reasonably likely to affect, the Business or the Company or any of its properties, assets or businesses or the transactions contemplated hereby. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against the Company that are not satisfied.

                  (k) Compliance with Applicable Law. The Company is, and at all times since its formation has been, in compliance with all Federal, state, local and foreign laws, statutes, ordinances, regulations, and administrative rulings (collectively "Laws"), promulgated by any governmental or regulatory authority applicable to the Company or to the conduct of the Business or operations of the Company or to the use of its properties and assets, including, without limitation, all Environmental Laws (as defined in Section 2.1(l) hereof), all tax, ERISA, privacy, employment and human rights Laws, except where the failure to be in such compliance would not have a Company Material Adverse Effect. The Company has not received any written notices of violation or alleged violation of any Laws by the Company. Neither the Company nor the Sellers know of any pending or proposed legislation applicable to the Company or to the conduct of business or operations of the Company that, if enacted, could have a Company Material Adverse Effect.

                  (l) Environmental Matters. (i) Except as set forth on Schedule 2.1(l) hereto:

                                    (A) neither the Company nor its operations
or the real property leased by the Company as set forth on Schedule 2.1(n) hereto (the "Facilities") are subject to any outstanding written order, consent decree or settlement agreement with any person relating to (1) any Environmental Laws (as defined in subsection (iii) below), (2) any Environmental Claim (as defined in subsection (iii) below), or (3) any Hazardous Materials Activity (as defined in subsection (iii) below) that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

                                    (B) the Company has not received any letter
or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                                    (C) there are, and to the Company's and the
Sellers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activity that could reasonably be expected to form the basis of an Environmental Claim against the Company that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

                                    (D) neither the Company nor, to the
Company's and the Sellers' knowledge, any predecessor of the Company, has filed at any time any notice under any Environmental Law indicating past or present treatment of Hazardous Materials (as defined in subsection (iii) below) at the Facilities, and none of the Company's operations involves the generation, transportation, treatment, storage, or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                                    (E) compliance with all current or
reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Company Material Adverse Effect.

                           (ii) Notwithstanding anything in this Section 2.1(l)
to the contrary, no event or condition has occurred or is occurring with respect to the Company relating to any Environmental Law, any Release (as defined in subsection (iii) below) of Hazardous Materials, or any Hazardous Material Activity, including any matter disclosed on Schedule 2.1(l) hereto, that individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect.

                           (iii) The following terms used in this Section 2.1(l)
shall have the following meanings:

                                    (A) "Environmental Laws" shall mean any and
all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities relating to (1) environmental matters, including those relating to any Hazardous Materials Activity, (2) the generation, use, storage, transportation or disposal of Hazardous Materials, or (3) occupational safety and health, industrial hygiene, land use or the protection of human, plant, or animal health or welfare, in any manner applicable to the Company or the Facilities, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, any analogous state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                                    (B) "Environmental Claim" shall mean any
investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other person, arising (1) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (2) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (3) in connection with any actual or alleged damage, injury, threat or harm to heath, safety, natural resources or the environment.

                                    (C) "Hazardous Materials" shall mean (1) any
chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws), (2) any oil, petroleum, petroleum fraction or petroleum derived substance, (3) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (4) any flammable substances or explosives,
(5) any radioactive materials, (6) any asbestos-containing materials, (7) urea formaldehyde foam insulation, (8) electrical equipment that contains oil or dielectric fluid containing polychlorinated biphenyls, (9) pesticides, and (10) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by governmental authority or that may or could pose a hazard to the health and safety of the owners, occupants or any other persons in the vicinity of the Facilities or to the indoor or outdoor environment.

                                    (D) "Hazardous Materials Activity" shall
mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                                    (E) "Release" shall mean any release, spill,
emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or ground water.

                  (m) Permits. A list of all permits, approvals, licenses, certificates, franchises, authorizations, consents and orders ("Permits") necessary to the operation of the business of the Company in the manner in which it is presently conducted is set forth on Schedule 2.1(m) hereto. All such Permits are valid and remain in full force and effect. The Company has not engaged in any activity that would cause revocation or suspension of any such Permits and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened. To the knowledge of the Company and the Sellers, no Permits (other than as set forth on Schedule 2.1(m) hereto) will be required to permit the Company to continue the Business substantially in the manner as it is presently conducted after the consummation of the transactions contemplated hereby.

                  (n) Title to Properties. The assets set forth on the Interim Financial Statements are all of the material assets that are necessary for the conduct of the Business as currently conducted by the Company. The Company does not own any real property. Except as set forth on Schedule 2.1(n) hereto, the Company has good title to all of the properties and assets (personal and mixed, tangible and intangible) reflected on the Interim Financial Statements or thereafter acquired or that it purports to own free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in the Interim Financial Statements. Schedule 2.1(n) hereto sets forth a true and correct list setting forth, and brief description of, all (i) leases (whether by or to the Company) and contracts and commitments for the purchase or sale or lease

(whether as lessor or lessee) of the Company with respect to real property and
(ii) leases (whether by or to the Company) and title retention or conditional sales agreements and other security devices (whether as lessor or lessee) of the Company with respect to items of personal property. All leases set forth on
Schedule 2.1(n) hereto are valid, binding and enforceable in accordance with their terms, and are in full force and effect, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws; there are no existing defaults by the Company thereunder and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a default by the Company thereunder. All lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights and obligations of the Company thereunder. All of the tangible property (whether leased) is located at the real property leased by the Company as set forth on
Schedule 2.1(o) hereto.

                  (o) Accounts Receivable; Accounts Payable, Fixed Assets; Inventory.

                           (i) Schedule 2.1(o)(i)(a) hereto sets forth a true
and correct list of the Company's accounts receivable as of May 31, 2003, and aging with respect thereto. All of the accounts receivable of the Company reflected on Schedule 2.1(o)(i)(a) hereto, together with those delivered to Buyer pursuant to Section 3.2 hereof, are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of the reserve for bad accounts reflected therein, and are not subject to any offsets. A true and correct list of the Company's accounts receivable as of the Closing Date, and aging with respect thereto, will be added to Schedule 2.1(o)(i)(a) hereto at the Closing. The accounts receivable of the Company added after the date hereof to Schedule 2.1(o)(i)(a) hereto when added will be good and collectible in the ordinary course of business at the aggregate amounts recorded on the books of account, less the amount of the reserve for bad accounts reflected therein (which reserve has been established on a basis consistent with prior practice and in accordance with GAAP) and will not subject to any offsets. Schedule 2.1(o)(i)(b) hereto contains a true and correct list of the Company's accounts payable as of May 31, 2003. All such accounts payable were incurred in the ordinary course of business for goods or services received by the Company. A true and correct list of the Company's accounts payable as of the Closing Date will be added to Schedule 2.1(o)(i)(b) hereto at the Closing. All such accounts payable added after the date hereof to Schedule 2.1(o)(i)(b) shall have been incurred in the ordinary course of business for goods or services received by the Company.

                           (ii) Schedule 2.1(o)(ii) hereto contains a true and
correct list of all machinery, equipment and other fixed assets of the Company (the "Equipment"). Each such item of Equipment is in good operating condition, normal wear and tear excepted, and is adequate for the use to which it is being put. Each such item has been maintained, in all material respects, in accordance with prudent business practice and no such maintenance has been deferred.

                           (iii) Schedule 2.1(o)(iii) hereto contains a true and
correct list of all inventory of the Company and all items to be delivered to the Business for such inventory after the Closing that are subject to purchase commitments outstanding at the Closing, consist of items that are, or upon delivery will be of a quality and quantity presently usable and saleable in the ordinary course of business.

                  (p) Intellectual Properties. Schedule 2.1(p) hereto sets forth a true and correct list of all Intellectual Properties (as defined below) necessary to conduct the Business as presently conducted, excluding (i) any unregistered copyrights with respect to items other than software and related documentation utilized in the Business, and (ii) shrink wrap or off-the-shelf software products licensed by the Company (collectively, "Company Intellectual Properties"). "Intellectual Properties" shall mean each and all of the following items: all United States or foreign patents, trademarks, tradenames, servicemarks, and applications for any of the foregoing, copyrights or other author's rights, whether or not registered, and any goodwill associated with any of the foregoing, whether or not any of such Intellectual Properties are set forth on Schedule 2.1(p) hereto. Except as set forth on Schedule 2.1(p) hereto,
(i) the Company owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Company Intellectual Properties and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (ii) the validity of the Company's rights to the Company Intellectual Property have not been questioned or challenged in writing or in any legal proceeding, nor, to the knowledge of the Company or the Sellers, is any such challenge threatened; (iii) the Business as is now conducted does not infringe or conflict with the Intellectual Properties of others; and (iv) to the knowledge of the Company and the Sellers, there is no infringement by others of any Intellectual Properties owned by the Company. All employees of the Company have executed employment agreements or such other agreements, pursuant to which such employees have assigned any and all rights, title and interest in and to any of the Intellectual Properties to the Company. No officer, director or employee of the Company, the Sellers or any of their Affiliates or Associates, has any ownership or other interest in any of the Company Intellectual Properties. Moreover, to the extent any consultant, independent contractor or agent of the Company has contributed to or has rights to any of the Company Intellectual Properties, the Company has secured or will secure, at its own expense, agreements with such consultants, independent contractors or agents such that all rights, title and interest in and to the Company Intellectual Properties will either belong to the Company or will not otherwise conflict with any of the provisions of this Section 2.1(p).

                  (q) Domain Names. Schedule 2.1(q) hereto sets forth a complete list of all domain names owned or used by the Company in the conduct of the Business. No officer, director or employee of the Company, the Sellers or any of their Affiliates or Associates has any ownership or other interest in the domain names. None of the domain names infringes any trademarks, trademark rights, trade names, trade name rights or service marks of others. The Company has not obtained rights to any domain name in violations of any Laws, including, without limitation, the Anticybersquatting Consumer Protection Act.

                  (r) Insurance. Schedule 2.1(r) hereto contains a complete and correct list of all policies of insurance in which the Company or its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Copies of all such policies have been previously provided to Buyer. Such policies are in full force and effect.

                  (s) Bank Accounts; Credit Cards; Corporate Accounts and Powers of Attorney. Schedule 2.1(s) hereto contains a complete and correct list showing
(i) the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, (ii) the names of all credit card issuers with whom the Company has an account and the names of all persons authorized to use such accounts or have access thereto, (iii) the names of all cellular telephone, phone card or other corporate accounts with whom the Company has an account and the names of all persons authorized to use such accounts or have access thereto and (iv) the names of all persons, if any, holding powers of attorney from the Company.

                  (t) Employee Arrangements; ERISA. Except as set forth on
Schedule 2.1(t) hereto, the Company has (i) no union, collective bargaining, employment, management, severance or consulting agreements to which the Company is a party or is otherwise bound, and (ii) no deferred compensation agreements, pension and retirement plans, profit-sharing plans, stock purchase and stock option plans. Schedule 2.1(t) hereto sets forth a true and correct list of all employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other compensation, incentive, bonus, severance, golden parachute, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements maintained by the Company or under which the Company has any obligations (other than obligations to make current wage or salary payments) in respect of, or that otherwise cover, any of the current or former officers, employees or consultants of the Company, or their beneficiaries (each an "Employee Benefit Plan" and collectively the "Employee Benefit Plans"). The Company has delivered to Seller true and complete copies of each Employee Benefit Plan, the most recent summary plan description and all material employee communications and the two most recent Form 5500s. The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Employee Benefit Plan or individual agreement that will or may result in any payment, acceleration, vesting or increase in benefits. No Employee Benefit Plan is or has been subject to Title IV of ERISA , or Section 412 of the Code and the Company does not have any liability under such Sections. Each Employee Benefit Plan which is a "group health plan" (within the meaning of Section 4980B of the Code) has been administered in compliance the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and as provided under Section 4980 of the Code and any rules and regulations thereunder. Each Employee benefit Plan has, at all times, been operated and maintained in accordance with applicable law and each such Plan's terms. All contributions to and payments from the Employee Benefit Plans that may have been required to be made in accordance with the Employee Benefit Plans and applicable law have been made or are properly accrued and reflected on the balance sheets or the books and records of the Company.
Schedule 2.1(t) hereto sets forth a true and correct list of the names, compensation and all accrued and unused vacation and sick time of all persons employed by the Company. The Company has no Employee Benefit Plans that are intended to be qualified for Federal income tax exemption under Sections 401 and 501 of the Code. For purposes of this Section 2.1(t), the term Company includes all subsidiaries, affiliates and other related parties under Code Sections 414(b), (c) or (m).

                  (u) Certain Business Matters. Except as set forth on Schedule 2.1(u) hereto, (i) the Company is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement that relates to the sale, distribution or servicing of any of its material assets or services related thereto, (ii) the Company does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (iii) there are not pending and, to the Company's and the Sellers' knowledge, there are not threatened, any labor negotiations involving or affecting the Company or the Business and, to the Company's and the Sellers' knowledge, no organizing activities involving union representation exist in respect of any of its employees, (iv) the Company neither gives nor is bound by any express warranties relating to its products or services and, to the knowledge of the Company and the Sellers, there has been no assertion of any breach of warranties that could have a Company Material Adverse Effect, (v) the Company is not a party to or bound by any agreement that limits its freedom to compete in any line of business or with any person or entity, (vi) to the Company's knowledge, no employee of the Company is a party to or bound by any agreement that limits his/her freedom to compete in any line of business or with any person or entity,
(vii) to the Company's knowledge, the Company is not a party to or bound by any agreement that, based on current economic circumstances, will result in a loss when performed (provided, however, that in calculating such loss, if any, the allocation of the applicable research and development costs shall not be included) and (viii) the Company is not a party to or bound by any agreement or involved in any transaction in which any officer, director, debtholder or the Sellers, or any Affiliate or Associate of any such person has, or had when made, a direct or indirect material interest.

                  (v) Contracts. Schedule 2.1(v) hereto contains a true and correct list, and brief description, of any and all contracts, agreements, leases, mortgages, notes, commitments, obligations and undertakings to which the Company is a party or otherwise bound that involve in excess of $10,000 or which are otherwise material to the Company ("Material Contracts"). True and correct copies of all Material Contracts have been furnished to Buyer, and except as expressly stated on Schedule 2.1(v), each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and no event, occurrence, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder, and the Company is not in default thereunder and no event, occurrence, condition or act exists by or on behalf of the Company which, with the giving of notice or the lapse of time or both would give rise to a default by the Company thereunder, and to the Company's and the Sellers' knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder.

                  (w) Brokers. No agent, broker, person or firm acting on behalf of the Company or the Sellers or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby, from the Company or the Sellers.

                  (x) Disclosure. To the knowledge of the Company and the Sellers, no representation or warranty made by the Company or the Sellers herein or in any of the Executed Agreements contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

                  (y) Affiliated Transactions. Except as set forth on Schedule 2.1(y) hereto, no Seller (i) is a party to any agreement, transaction or arrangement (oral or written) with or involving the Company or any Associate or Affiliate of the Company, or (ii) has any claim, monetary or otherwise, of any sort against the Company.

                  (z) Claims Against the Company. Except as set forth on
Schedule 2.1(z) hereto, the Company has no debts, obligations or liabilities owing to the Sellers and, to the knowledge of the Company, nothing exists that could give rise to a claim by the Sellers of any such debts, obligation or liability of the Company to the Sellers.

                  (aa) Principal Place of Business. The Company's principal place of business is located at Hollywood Software, Inc., 1604 North Cahuenga Blvd., Suite 115, Hollywood, CA 90028.

                  (bb) Disclosure Schedules. All schedules to this Agreement are integral parts to this Agreement. Nothing in a schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross-reference to another schedule to this Agreement. Without limiting the generality of the foregoing, the mere listing, or inclusion of a copy, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein, unless the representation or warranty is being made in connection with the existence of the document or other item itself. The Company and the Sellers are responsible for preparing and arranging the schedules corresponding to the lettered and numbered paragraphs contained herein. Disclosure made in a specific schedule shall not be deemed to have been disclosed with respect to any other schedule unless an explicit cross-reference appears.

                  (cc) Knowledge of the Company; Sellers. To the extent that the Company represents and warrants itself to have had knowledge as to any event, fact, condition or other matter set forth in this Agreement, "knowledge" (or similar words) shall mean the actual knowledge of the Sellers and James Miller, Chief Financial Officer of the Company. To the extent that any of the Sellers represents and warrants himself to have had knowledge as to any event, fact, condition or other matter set forth in this Agreement, "knowledge" (or similar words) shall mean the actual knowledge of the individual Seller. The Sellers and the Company have no knowledge of any actual breach of Buyer's representations or warranties in Section 2.3 hereof.

                  2.2 Representations and Warranties of the Sellers. Each of the Sellers severally represents and warrants to Buyer as follows:

                  (a) Capacity; Validity. Such Seller has the legal capacity to execute and deliver the Executed Agreements (to the extent such Seller is a party thereto) and to consummate the transactions contemplated thereby. The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of such Seller, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws. Neither the execution and delivery by the Sellers (to the extent that they are parties thereto) of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by the Sellers (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to the Company, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of the Sellers of the Company is a party or by which the Company or any of its properties or assets may be bound,
(iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the Sellers or any of their respective properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of the Company, or (v) to the knowledge of the Sellers, interfere with or otherwise adversely affect the ability of Buyer to carry on the Business as now conducted by the Company.

                  (b) Sellers' Stock Ownership. Such Seller holds of record and beneficially owns the number of shares of Company Stock set forth next to his name on Schedule 2.2(b) hereto, and except as set forth on Schedule 2.2(b) hereto, such shares are free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Such Seller is not a party to (or has otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any Company Stock (other than this Agreement). Except as set forth on Schedule 2.2(b) hereto, such Seller is not a party to (or has otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Stock.

                  (c) Investment Intent. Such Seller acknowledges that none of the shares of Buyer Common Stock or, if applicable, the Additional Buyer Common Stock, will be registered under the Securities Act or any state securities laws. The shares of Buyer Common Stock and the Additional Buyer Common Stock will be acquired by such Seller for investment purposes only and not with a view to the distribution or resale thereof. Such Seller has no present intention to sell or otherwise dispose of the Buyer Common Stock and, if applicable, the Additional Buyer Common Stock, except in compliance with the provisions of the Securities Act.

                  (d) Information. Such Seller (i) has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks involved in purchasing the Buyer Common Stock or, if applicable, the Additional Buyer Common Stock, (ii) is able to bear the economic risks involved in purchasing the Buyer Common Stock and the Additional Buyer Common Stock, and (iii) has had the opportunity to ask questions of, and receive answers from, Buyer and persons acting on Buyer's behalf concerning the terms and conditions of the Buyer Common Stock and the Additional Buyer Common Stock and to obtain any additional information in connection therewith.

                  (e) Accreditation. Such Seller is an accredited investor within the meaning of Regulation D of the Securities Act.

                  (f) Restrictions on Transfer.

                           (i) Such Seller agrees that he will not transfer or
otherwise dispose of (each, a "Disposition" or "Dispose") any of the shares of Buyer Common Stock or the Additional Buyer Common Stock (or any interest therein) except upon the terms and conditions specified herein and such Seller will cause any subsequent holder of such Seller's shares of Buyer Common Stock or the Additional Buyer Common Stock to agree to take and hold the shares of Buyer Common Stock or the Additional Buyer Common Stock subject to the terms and conditions of this

Agreement, if such shares of Buyer Common Stock or the Additional Buyer Common Stock are required to include a legend pursuant to Section 2.2(f)(ii) hereof.

                           (ii) Each certificate representing the shares of
Buyer Common Stock or the Additional Buyer Common Stock issued to such Seller or to any subsequent holder of such Seller's shares shall include a legend in the following form; provided, however, that such legend shall not be required (and shall be removed) if a Disposition is being made in connection with a sale of shares of Buyer Common Stock or the Additional Buyer Common Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 under the Securities Act, as such Rule may be amended from time to time:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF OR A VALID EXEMPTION THEREFROM.

                           (iii) Notwithstanding anything to the contrary in
this Section 2.2(f), such Seller shall not Dispose of any of the shares of Buyer Common Stock or the Additional Buyer Common Stock except to the extent permitted hereunder.

                  2.3 Representations and Warranties with Respect to Buyer. Buyer hereby represents and warrants to, and covenants and agrees with, the Company as follows:

                  (a) Organization, Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it. Schedule 2.3(a) hereto sets forth all states and other jurisdictions in which Buyer is registered as a duly qualified and in good standing to do business as a foreign company. There are no other states or jurisdictions in which the character and location of the properties owned or leased by it, or the conduct of Buyer's business makes any such registration necessary, except where the failure to be so registered would not have a material adverse effect as defined below. ("Buyer Material Adverse Effect"). "Buyer Material Adverse Effect" means any fact, event, change, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, financial condition, properties, assets, results of operations, or prospects of the Buyer and its subsidiaries, taken as a whole. Notwithstanding anything to the contrary contained in this paragraph, none of the following shall be deemed, singly or in the aggregate, to constitute a Buyer Material Adverse Effect: (i) any failure by the Buyer to meet projections or forecasts for any period ending on or after the date of this Agreement; or (ii) any adverse change, effect, event, violation, inaccuracy, circumstance, state of facts or development resulting from or relating to (directly or indirectly) any of the following: (A) the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (B) conditions affecting the industries in which the Buyer participates, the U.S. economy as a whole or foreign economies in any locations where the Buyer has material operations or sales, including, without limitation, war or acts of terrorism; (C) compliance by Buyer with the terms of, or the taking of any action required or contemplated by, this Agreement; (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (E) actions required or requested to be taken under applicable laws, rules, regulations, or any contracts or agreements in effect as of the date of this Agreement. Copies of Buyer's Certificate of Incorporation and all amendments thereto, and of the Buyer's By-Laws, as amended to date, are set forth on Schedule 2.3(a) hereto and are true and correct. Buyer's minute books contain complete and accurate records of all meetings and other material actions, including, without limitation, actions by majority consent of its stockholders and unanimous written consents of its board of directors.

                  (b) Authority. The execution and delivery by Buyer of this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Buyer of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto. This Agreement and the Executed Agreements are, or when executed and delivered by Buyer shall be, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by Buyer of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Buyer of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Buyer, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to Buyer, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Buyer or any of its respective properties or assets or (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of Buyer.

                  (c) Compliance with Applicable Law. Buyer is, and at all times since its formation has been, in compliance with all Laws, promulgated by any governmental or regulatory authority applicable to Buyer or to the conduct of its business or operations or to the use of its properties and assets, including, without limitation, all Environmental Laws, all tax, ERISA, privacy, employment and human rights Laws, except where the failure to be in such compliance would not have a Buyer Material Adverse Effect. Buyer has not received any written notices of violation or alleged violation of any Laws by Buyer. Buyer does not know of any pending or proposed legislation applicable to Buyer or to the conduct of its business or operations that, if enacted, could have a Buyer Material Adverse Effect.

                  (d) Capitalization. The authorized capital stock of Buyer consists of (x) 80,000,000 shares of Common Stock, of which (i) 40,000,000 shares are designated as Class A Common Stock, (ii) 15,000,000 shares are designated as Class B Common Stock, par value of $.001 per share ("Class B Common Stock"), (iii) 10,000,000 shares are designated as Class C Common Stock, par value of $.001 per share ("Class C Common Stock"), and (iv) 15,000,000 shares are designated as Class D Common Stock, par value of $.001 per share ("Class D Common Stock", and together with the Class A Common Stock, Class B Common Stock, and Class C Common Stock, the "Common Stock"), and (y) 15,000,000 shares of preferred stock, par value $.001 per share, of which (i) 3,500,000 shares are designated as the Series A Preferred Stock and (ii) 5,000,000 shares are designated as the Series B Preferred Stock, par value $.001 per share ("Series B Preferred Stock"). There are 10,078,850 shares of Class A Common Stock, 5,029,053 shares of Class B Common Stock, 3,226,538 shares of Series A Preferred Stock and 4,976,391 shares of Series B Preferred Stock issued and outstanding, which are the only shares of capital stock of the Buyer issued and outstanding on the date hereof. 2,000,000 shares of Class A Common Stock have been reserved for issuance pursuant to the Buyer's 2000 Stock Option Plan (the "2000 Stock Option Plan"), of which 1,531,987 shares of Class A Common Stock are reserved for issuance, as of the date hereof, under outstanding employee stock options under the 2000 Stock Option Plan. Pursuant to the Certificate of Incorporation of Buyer and the Contingent Warrant, dated October 19, 2001 (the "2001 Warrant"), the Buyer has, as of the date hereof, reserved 3,226,538 shares of Class C Common Stock issuable upon conversion of the Series A Preferred Stock and 2,151,025 shares of Class A Common Stock issuable upon exercise of the 2001 Warrant. Pursuant to the Certificate of Incorporation of Buyer and the Contingent Warrants, dated November 27, 2002 (the "2002 Warrants"), the Buyer has, as of the date hereof, reserved 4,976,391 shares of Class D Common Stock issuable upon conversion of the Series B Preferred Stock and 3,400,456 shares of Class A Common Stock issuable upon exercise of the 2002 Warrants. The Buyer has, as of the date hereof, also reserved 1,689,029 shares of Class A Common Stock issuable upon exercise of certain warrants issued in connection with certain notes sold by the Buyer. A true, complete and accurate listing of all issued and outstanding capital stock, convertible securities, options and warrants, including a listing of the holders thereof, as of the date hereof, is set forth on Schedule 2.3(d) hereto. All of the issued and outstanding Common Stock of Buyer is duly authorized, validly issued, fully paid and non-assessable and is owned of record and, to the knowledge of Buyer, beneficially by the persons, and in the amounts, set forth on Schedule 2.4(a) hereto. All the issued and outstanding Common Stock, as well as any other outstanding securities convertible into Common Stock of Buyer, has been issued and sold in conformity with the requirements of the Securities Act, and all other applicable federal and state laws relating to the issuance and sale of securities which are applicable to Buyer or any holder thereof. The shares of Common Stock being transferred to the Sellers in accordance herewith upon consummation of the transactions contemplated hereby shall be duly and validly issued and fully paid and nonassessable. The delivery of such shares of Common Stock to the Sellers as provided herein shall upon consummation of the transactions contemplated hereby vest the Sellers with good and marketable title to the Common Stock, free and clear of all liens, charges, claims and encumbrances.

                  (e) Financial Statements; Absence of Undisclosed Liabilities. Buyer has delivered to the Sellers true and correct copies of its audited balance sheet and related statements of income, stockholders equity and cash flows for the period ending March 31, 2002 and its unaudited balance sheet and related statements of income, stockholders equity and cash flows for the period ending March 31, 2003 (collectively, the "Buyer Financials"). All of the Buyer Financials have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except that such financial statements for the period ending March 31, 2003 are subject to customary year-end audit adjustments, none of which shall, individually or in the aggregate, be material) and fairly present in all material respects the financial position and the results of operations of the Buyer for the periods covered thereby. Buyer does not have any material liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise, that have not been (i) in the case of liabilities, commitments and obligations of a type customarily reflected on the balance sheet of the Buyer, reflected on the Buyer Financials or in the footnotes thereto in accordance with GAAP, or incurred, consistent with past practice, in the ordinary course of business since the date of the Buyer Financials, and that are not material either individually or in the aggregate, other than indebtedness permitted hereby pursuant to Section 3.4(b) hereof, or (ii) in the case of all other types of liabilities and obligations, as set forth on Schedule 2.3(e) hereto.

                  (f) Adverse Change. Since March 31, 2003, there has been no Buyer Material Adverse Effect.

                  (g) Litigation. There are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the knowledge of Buyer, threatened against or affecting, or that is reasonably likely to affect, Buyer or its business or any of its properties, assets or businesses or the transactions contemplated hereby. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against Buyer that are not satisfied.

                  (h) Governmental Authorizations; Third Party Consents. Except as set forth on Schedule 2.3(h) hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period, is necessary or required to be obtained by Buyer in connection with the execution, delivery or performance by Buyer, of this Agreement, any of the Executed Agreements or the transactions contemplated hereby and thereby.

                  (i) Intellectual Properties. Schedule 2.3(i) hereto sets forth a true and correct list of Buyer Intellectual Properties (as defined below) owned and used, held for use, or presently proposed to be used in the conduct of the Business. "Buyer Intellectual Properties" shall mean each and all of the following items: all United States or foreign patents, trademarks, tradenames, servicemarks, and applications for any of the foregoing, copyrights or other author's rights, whether or not registered, and any goodwill associated with any of the foregoing. None of the Buyer Intellectual Properties is material to Buyer's business. To the knowledge of Buyer, the use of the Buyer Intellectual Properties does not infringe on the intellectual property rights of others.

                  (j) Contracts. Schedule 2.3(j) hereto contains a true and correct list, and brief description, of any and all agreements to which Buyer is a party or which are of a type required to be filed pursuant to Item 601 of Regulation S-B. Except as set forth on Schedule 2.3(j) hereto, to the knowledge of Buyer, each of such agreements is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and no event, occurrence, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder. Buyer is not in default thereunder and no event, occurrence, condition or act exists by or on behalf of Buyer which, with the giving of notice or the lapse of time or both would give rise to a default by Buyer thereunder, and to Buyer's knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder.

                  (k) Public Offering. Buyer has executed a Letter of Intent (the "LOI"), dated as of May 19, 2003, by and between Buyer and Joseph Gunnar & Co. LLC (the "Underwriter"), pursuant to which the parties thereto have agreed to commence the preparation for the filing of a registration statement on Form SB-2 under the Act in contemplation of the underwritten public offering of shares of Class A Common Stock with aggregate gross proceeds of $5,000,000, subject to the terms and conditions therein.

                  (l) Knowledge of Buyer. To the extent that Buyer represents and warrants itself to have had knowledge as to any event, fact, condition or other matter set forth in this Agreement, "knowledge" (or similar words) shall mean the actual knowledge of Buyer and A. Dale Mayo, Chief Executive Officer of Buyer. Buyer has no knowledge of any actual breach of Sellers' and the Company's representations or warranties in Section 2.1 hereof.

                  (m) Disclosure. To the knowledge of Buyer, no representation or warranty made by Buyer herein or in any of the Executed Agreements contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

                  3. Covenants.

                  3.1 Investigation by Buyer. Buyer may, prior to the Closing Date and subject to this Section 3.1, through its representatives (including its counsel, accountants and consultants) make such investigations of the properties, offices and operations of the Company and such audit of the financial condition of the Company as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigation enabling it to familiarize itself with such properties, offices, operations and financial condition; such investigation shall not, however, affect the Company's or the Sellers' representations, warranties and agreements hereunder. The Company and the Sellers shall permit Buyer and its authorized representatives to have, after the date hereof, reasonable access, during normal business hours and following reasonable prior notice, to the premises and to all books and records and Returns of the Company, and Buyer shall have the right to make copies thereof and excerpts therefrom. The Company and the Sellers shall furnish Buyer with such financial and operating data and other information with respect to the Company as Buyer may from time to time reasonably request. All information disclosed to Buyer in connection with the transactions contemplated hereby shall be subject to the provisions of a confidentiality agreement, in a form acceptable to the Company, previously executed by Buyer and the Company.

                  3.2 Books and Records. (a) The Company and the Sellers shall, from and after the date hereof until the Closing or earlier termination hereof, make available to Buyer all financial statements, trial balances, accounts receivable and accounts payable records, and fixed asset details for a period of up to three (3) fiscal years, including, without limitation, any and all documents necessary for Buyer's accountants to conduct an audit for such time period. Buyer shall have the right to have audited financial statements prepared at Buyer's cost and the Company and Sellers shall use commercially reasonable efforts to cooperate and assist Buyer in preparing such audited financial statements, including executing any documents required by the auditors (the "Audit"). Each of Buyer, the Sellers and the Company shall use commercially reasonable efforts to cooperate with such auditors to enable the Audit to be completed by no later than July 31, 2003.

The Company and the Sellers shall not destroy or dispose of any books, records or files relating to the Business or the Company to the extent that they pertain to the Business prior to the Closing Date.

                  (b) Buyer shall maintain all systems necessary for the production of, and shall produce and deliver to the Sellers, financial statements and books and records that reflect the Business as if it were a stand-alone entity with no assets, liabilities, income, expenses, costs or charges that do not arise out of the operation of the Business, and in a manner that shall readily permit the determination of EBITDA in accordance with Section
1.4 hereof.

                  3.3 Initial Public  Offering.

                  (a) Buyer shall use commercially reasonable efforts to file a registration statement on Form SB-2 under the Securities Act on substantially the same terms as the LOI.

                  (b) Each of the Sellers and the Company shall use commercially reasonable efforts to cooperate in connection with Buyer's proposed initial public offering of shares of Class A Common Stock, including, without limitation, (i) assisting the Company and the Underwriter in preparing and filing a registration statement on Form SB-2 in respect of the proposed initial public offering of such shares and responding to comments by the Securities and Exchange Commission ("SEC") in respect of such registration statement; (ii) providing any documents or materials, including, without limitation, financial statements in respect of the Company and the Business, necessary to prepare and file such registration statement; (iii) causing the Company's independent accountants to be available to, and to cooperate with, Buyer, the Underwriter and the SEC in connection therewith and (iv) reaffirming to Buyer, and not to any other person or entity, the representations and warranties of the Sellers and the Company in Section 2.1 hereof on and as of (A) the date ten (10) days prior to the effective date of such registration statement, (B) the day prior to the effective date of such registration statement and (C) the Closing of such initial public offering; provided, however, that neither the Sellers nor the Company shall have any liability with respect to the inaccuracy of any such representations or warranties except as may be provided in Section 7 of this Agreement.

                  (c) In connection with such proposed initial public offering, each of the Sellers agrees, in accordance with the LOI, to refrain, for eighteen
(18) months after the effective date of the registration statement in connection therewith or such lesser period as the Underwriter may agree (the "Lock-Up Period"), from making any public sale or distribution of any of their shares of Buyer Common Stock or Additional Buyer Common Stock, as applicable, without the prior written consent of the Underwriter (the "Underwriter's Consent") and to execute and deliver any agreement to such effect reasonably requested by the Underwriter; provided, however, that (i) in the event any shareholder of Buyer that is the beneficial or record owner of less than 100,000 shares of Class A Common Stock (or securities convertible into such number of shares of Class A Common Stock) is permitted to sell shares of Class A Common Stock prior to the expiration of Sellers' Lock-Up Period, each Seller shall be released from the lock-up with respect to a minimum of 50,000 shares per three month period commencing on the date such other shareholder is permitted to sell shares, (ii) no stockholder of Buyer holding 100,000 shares of Class A Common Stock (or securities convertible into such number of shares of Class A Common Stock) shall have lock-up restrictions that are more favorable (in terms of length, scope or otherwise) than those applicable to Sellers and (iii) the Lock-Up Period shall immediately terminate in the event that any holder of 100,000 shares or more of Class A Common Stock (or securities convertible into such number of shares of Class A Common Stock) is released, in whole or in part, from the applicable lock-up restrictions. The share numbers set forth in this Section 3.3(c) shall be subject to proportionate adjustment in the event of any stock splits, reclassifications or other such similar events.

                  3.4 Carry on in Ordinary Course. (a) Except with Buyer's prior written consent, the Company shall, and the Sellers shall cause the Company to, carry on the Business diligently and substantially in the same manner as heretofore conducted, and shall not: (i) enter into or agree to enter into any extraordinary transaction, contract, lease or commitment; (ii) declare any dividends, nor make any distributions or payments to the Sellers other than employment compensation and pass-through distributions by the Company in respect of federal and state taxes on the income of the Company attributable to the Sellers; (iii) redeem any capital stock of the Company or issue any capital stock or enter into any agreement that grants a right to acquire any of the capital stock of the Company; (iv) increase the compensation of any employee of the Company, other than ordinary year-end increases or enter into any severance agreement or employment agreement with any employee of the Company; (v) loan or advance any amounts to any officer, director, the Sellers or employee of the Company or enter into any agreement with any of the foregoing or any person related to any of the foregoing; (vi) acquire or dispose of any assets, other than in the ordinary course of business; (vii) encumber or commit to encumber any of its assets; (viii) take any action, or suffer any action to be taken, that could cause any of the representations or warranties of the Sellers or the Company contained herein not to be true and correct on and as of the Closing Date; (ix) repay (including by way of offset) any indebtedness except for regularly scheduled payments thereof in accordance therewith; or (x) enter into any agreement to take any of the foregoing actions.

                  (b) Except with the Sellers' prior written consent, from the date hereof until the Closing Buyer shall carry on its business diligently and substantially in the same manner as heretofore conducted, and shall not: (i) change its line of business or enter into any new line of business; (ii) incur any indebtedness in an amount greater, in the aggregate, than $1.5 million, all of which shall be unsecured and, with respect to any portion of the Notes that proves to be undersecured by the collateral described in the Pledge Agreement, pari passu or subordinate to the Notes, and which indebtedness shall provide for interest only payments for the first two (2) years and amortization over the remaining three (3) years; or (iii) take any other action reasonably likely to impair Buyer's ability to effectuate its proposed initial public offering.

                  3.5 Other Transactions. The Company and the Sellers shall not, and shall cause the Company's managers, officers, employees, agents and Affiliates or Associates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any negotiations with, or furnish any information to, any person, other than Buyer or a representative thereof, with respect to the acquisition of all or any part of the Business or assets of the Company or any of its securities prior to the earlier of the Closing or the termination hereof in accordance herewith. Should the Company or any of its Affiliates or Associates, during such period, receive any offer or inquiry relating to such acquisition, or obtain information that such an offer is likely to be made, they will provide Buyer with immediate written notice thereof.

                  3.6 Consents. (a) The Sellers shall cause the Company to, and the Company shall, use its best efforts to obtain in writing, prior to the Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit the Company and the Sellers to effectuate this Agreement and to consummate the transactions contemplated hereby, including, without limitation, those consents set forth on Schedule 2.1(e) hereto (collectively, "Company Consents"). All Company Consents will be in writing and copies thereof will be delivered to Buyer promptly after the Company's receipt thereof but no later than immediately prior to Closing.

                  (b) Buyer shall use its best efforts to obtain in writing, prior to the Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit Buyer to effectuate this Agreement and to consummate the transactions contemplated hereby, including, without limitation, those consents set forth on Schedule 2.3(h) hereto (collectively, "Buyer Consents"). All Buyer Consents will be in writing and copies thereof will be delivered to the Sellers promptly after Buyer's receipt thereof but no later than immediately prior to Closing.

                  3.7 Supplemental Disclosure. The parties agree that, with respect to their representations and warranties made in this Agreement, they shall have a continuing obligation to promptly provide detailed disclosure to each other with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth on or described in the schedules hereto; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the disclosing party or the schedules hereto unless the party to whom such disclosure(s) are made shall have consented thereto in writing, unless such disclosures are the result of any changes that shall have occurred in the ordinary course of such disclosing party's business and do not result (or in the reasonable opinion of Buyer, is reasonably likely to result), individually or in the aggregate, in a Company Material Adverse Effect or result (or in the reasonable opinion of Sellers, is reasonably likely to result), individually or in the aggregate in a Buyer Material Adverse Effect, as the case may be, in which case, such disclosing party may modify, amend or supplement such representations and warranties without such consent; and provided further, that such disclosures shall not, under any circumstances, be permitted to cure any breaches caused at the time such representations or warranties were initially made.

                  3.8 Public Announcements. The Sellers, the Company and Buyer agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement, the transactions contemplated hereby or the proposed initial public offering of Buyer's shares of Class A Common Stock, and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of Buyer or its affiliates under applicable securities laws.

                  3.9 Compliance with Securities Laws. From and after the Closing Date, the Sellers shall cooperate with and assist Buyer, at Buyer's expense, to the extent reasonably necessary to enable Buyer to comply with its reporting obligations under the federal securities laws, insofar as such reporting relates to the Company and periods prior to the Closing Date.

                  3.10 Termination of Certain Agreements. The Company and the Sellers shall, without causing or incurring any obligation or liability of or to the Company, take such action, or cause such actions to be taken, to terminate
(i) the Company's Stock Option Plan and any option agreements executed pursuant thereto (subject to the provisions of Section 1.2(f) of this Agreement); and
(ii) that certain engagement letter, dated November 7, 2001, by and between the Company and Houlihan Lokey Howard & Zukin (the "Engagement Letter").

                  3.11 Compliance with Reporting Obligations. From and after the Closing Date until the earlier of (a) such time as the Sellers have sold all of the Buyer Common Stock and Additional Common Stock and (b) the thirty (30) month anniversary of the last day on which Buyer shall have issued shares of Buyer Common Stock or, if applicable, Additional Common Stock pursuant to this Agreement, Buyer shall remain a reporting company under the Securities Exchange Act of 1934, as amended, and shall use its reasonable best efforts to file all periodic and other reports required to be filed by it pursuant to such law and the regulations promulgated thereunder.

                  4. Conditions to Closing.

                  4.1 Conditions of Buyer's Obligation to Close. The obligation of Buyer to close under this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by Buyer in writing at or prior to Closing:

                  (a) Due Diligence. Buyer shall have received the Audit, with an unqualified opinion from its independent accountants, which shall be in form and substance reasonably satisfactory to it.

                  (b) Agreements and Conditions. On or before the Closing Date, the Sellers and the Company shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                  (c) Representations and Warranties. The representations and warranties of the Sellers and the Company contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects (other than representations and warranties that contain materiality standards, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that any representation and warranty made as of a specified date shall continue to be true and correct on and as of such date).

                  (d) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting the Company that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in a Company Material Adverse Effect.

                  (e) Closing Certificate. Buyer shall have received a certificate dated the Closing Date and executed by the Sellers and an authorized officer of the Company to the effect that the conditions expressed in Sections 4.1(b), 4.1(c) and 4.1(d) have been fulfilled.

                  (f) Absence of Material Adverse Effect. The Company shall have not suffered a Company Material Adverse Effect.

                  (g) Governmental Approvals. All consents, authorizations or approvals required to be obtained from any governmental agencies, departments, bureaus, commissions and similar bodies, in connection with the consummation by the Company or the Sellers of the transactions contemplated by this Agreement and the operation of the Business of the Company by Buyer shall have been obtained.

                  (h) Consents. Buyer shall have received all Company Consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

                  (i) Stock Option Plan. The Sellers shall have delivered reasonable written proof that the Stock Option Plan has been duly terminated by the Company in accordance therewith and that all payments owed thereunder to all optionees thereof have been (or, simultaneously with the Closing, will be) duly made and accepted in accordance therewith.

                  (j) Acknowledgments. Buyer shall have received from the Sellers written proof that each optionholder under the Stock Option Plan has executed an acknowledgment as contemplated by Item (iii) listed on Schedule 2.1(a) hereto.

                  (k) Employment Agreement. The Sellers shall have entered into the Employment Agreements substantially in the form attached hereto as Exhibit
B.1 and B.2.

                  (l) Certificates of Status. Buyer shall have received each of the Company's Certificates of Status.

                  (m) Registration Rights Agreement. The Sellers shall have entered into the Registration Rights Agreement.

                  (n) Opinion of Counsel. The Sellers shall have furnished Buyer with a favorable opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel for the Company and the Sellers, dated as of the Closing Date, in form and substance reasonable satisfactory to Buyer.

                  (o) Releases. Buyer shall have received the Releases from each of the Sellers, substantially in the form attached hereto as Exhibit D.

                  (p) Financing. Buyer shall have consummated an underwritten public offering of shares of Class A Common Stock pursuant to Form SB-2 with aggregate net proceeds of not less than $3,000,000.

                  (q) Pledge and Security Agreement. The Sellers shall have entered into the pledge and security agreement substantially in the form attached hereto as Exhibit E (the "Pledge Agreement").

                  (r) Closing Deliveries. Buyer shall have received at or prior to the Closing all documents set forth in this Section 4.1 and such other documents, instruments, or certificates as Buyer may reasonably request, including, without limitation, a certificate signed by an authorized representative of the Company attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

                  4.2 Conditions of the Sellers' and the Company's Obligations to Close. The obligations of the Sellers and the Company to close under this Agreement are subject to the following conditions any of which may be waived by the Company in writing at or prior to Closing:

                  (a) Agreements and Conditions. On or before the Closing Date, Buyer shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their respective parts to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

                  (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, shall be true and correct in all material respects (other than representations and warranties that contain materiality standards, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that any representation and warranty made as of a specified date shall continue to be true and correct on and as of such date).

                  (c) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting Buyer that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in a Buyer Material Adverse Effect.

                  (d) Closing Certificate. The Sellers shall have received a certificate dated the Closing Date and executed by authorized officers of Buyer to the effect that the conditions contained in Sections 4.2(a), 4.2(b) and 4.2(c) have been fulfilled.

                  (e) Absence of Material Adverse Effect. Buyer shall have not suffered a Buyer Material Adverse Effect.

                  (f) Governmental Approvals. All consents, authorizations or approvals required to be obtained from any governmental agencies, departments, bureaus, commissions and similar bodies, in connection with the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained.

                  (g) Consents. The Sellers shall have received all Buyer Consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

                  (h) Financing. Buyer shall have consummated an underwritten public offering of shares of Class A Common Stock pursuant to Form SB-2 with aggregate net proceeds of not less than $3,000,000 and which (i) results in Buyer's Class A Common Stock being approved and listed for trading on (A) a national securities exchange, (B) Nasdaq, or (C) the NASD's OTC Bulletin Board, and (ii) which results in the shares of Class A Common Stock issued to Sellers pursuant to this Agreement being qualified or exempt from qualification for secondary trading in the State of California upon expiration of the applicable Rule 144 holding periods.

                  (i) Certificates of Status. The Sellers shall have received each of the Buyer's Certificates of Status.

                  (j) Registration Rights Agreement. Buyer shall have entered into the Registration Rights Agreement.

                  (k) Opinion of Counsel. Buyer shall have furnished the Company and the Sellers with a favorable opinion of Kirkpatrick & Lockhart LLP, counsel for Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers.

                  (l) Employment Agreement. Buyer shall have entered into the Employment Agreements substantially in the form attached hereto as Exhibit B.1 and B.2.

                  (m) Pledge and Security Agreement. Buyer shall have entered into the Pledge Agreement.

                  (n) Closing Deliveries. The Company and the Sellers shall have received at or prior to the Closing all documents set forth in this Section 4.2 and such other documents, instruments, or certificates as the Company or the Sellers may reasonably request, including, without limitation, a certificate signed by authorized representatives of Buyer attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

                  5. Further Assurances. From time to time after the Closing, and without further consideration, the Company shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as Buyer may reasonably request in order more effectively to transfer to and to place Buyer in possession or control of, all of the rights, properties, assets and businesses intended to be transferred hereunder, to assist in the collection of any and all such rights, properties and assets, and to enable Buyer to exercise and to enjoy all of the rights and benefits of the Company with respect thereto.

                  6. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Company stock, and any similar tax imposed in other states or subdivisions), shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                  7. Indemnification.

                  7.1 Survival of Representations. Each of the representations and warranties made by any party to this Agreement or in any document delivered pursuant hereto shall survive the Closing Date until the earlier of (i) two (2) years after the Closing Date and (ii) the date on which Buyer shall have received audited financial statements for the fiscal year ended March 31, 2005 from its auditors, and shall then terminate; provided, however, that (A) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination; (B) such time limitation shall not apply to the representations and warranties set forth in Sections 2.1(a) (Capitalization), 2.1(b) (Organization, Good Standing and Power), 2.1(c) (Authority), 2.1(i) (Tax Matters), 2.1(l) (Environmental Matters), 2.2(b) (Sellers' Stock Ownership), 2.3(a) (Organization, Good Standing and Power), 2.3(b) (Authority) and 2.3(d) (Capitalization) hereof, which shall survive until the expiration of the applicable statute of limitations and (C) such time limitation shall not apply to the representations and warranties set forth in Section 2.1(p) (Intellectual Properties) hereof, which shall survive until the fifth anniversary of the Closing Date.

                  7.2 Indemnitors; Indemnified Persons. For purposes of this
Section 7, each party that, pursuant to this Section 7, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

                  7.3 Indemnity of the Company and the Sellers. The Company and the Sellers (if the Closing does not occur) and the Sellers (if a Closing occurs) hereby jointly and severally agree to defend, indemnify, hold harmless, pay and reimburse Buyer and their directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any material breach of any representation or warranty of the Company and/or the Sellers contained in this Agreement and in any certificate delivered pursuant hereto; (b) any breach of any covenant or agreement of the Company or the Sellers contained in this Agreement; (c) any untrue statement of a material fact contained in any prospectus incident to any registration of Buyer's shares of Class A Common Stock or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made (provided, however, that this clause (c) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to Buyer by an instrument duly executed by any of the Sellers and stated to be specifically for use in such prospectus or any amendment or supplement thereto); (d) the Engagement Letter and (e) the Stock Option Plan, all options issued pursuant thereto, New Options, any claims by employees or others with respect to any pre-closing grant of, or agreement to grant, options or similar rights and any failure by the Company to comply with all applicable laws with respect thereto, and shall pay and reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach, whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Sellers and the Company further agree that they shall not, without the prior written consent of Buyer settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.3 from all liability arising out of such claim, action, suit or proceeding.

                  7.4 Indemnity of Buyer. Buyer hereby agrees to defend, indemnify, hold harmless, pay and reimburse the Sellers and the Company and the Company's directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of: (a) any material breach of any representation or warranty of Buyer contained in this Agreement; (b) any breach of any covenant or agreement of Buyer contained in this Agreement; and (c) any untrue statement of a material fact contained in any prospectus incident to any registration of Buyer's shares of Class A Common Stock or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation by Buyer of any rule or regulation promulgated under the Securities Act applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration (provided, however, that Buyer shall not be liable in any such case to the extent that any such claim, liability, loss, damage or expense is caused by any untrue statement or omission so made in strict conformity with written information provided to Buyer by an instrument duly executed by such Indemnified Persons and stated to be specifically for use therein), and shall pay and reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach, whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom. Buyer further agrees that it shall not, without the prior written consent of the Company and the Sellers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.4 from all liability arising out of such claim, action, suit or proceeding.

                  7.5 Procedures for Indemnification; Defense of Third Party Claims. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding by a third-party with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of the commencement of such action or proceeding, but failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 7.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

                  7.6 Limitation on Indemnification. (a)Notwithstanding any provision of this Section 7 to the contrary, no Indemnified Person shall be entitled to assert any claim for indemnification in respect of claims for breach of representations or warranties under each of Sections 7.3(a) and 7.4(a) hereof until such time as claims for indemnification thereunder shall exceed $75,000 (except for any such breach in respect of Section 2.1(w) hereof), in which event the indemnification obligations of the Indemnitor shall apply to the total amount of all such claims to the extent they exceed $37,500.

                  (b) Notwithstanding anything to the contrary contained in or contemplated by this Agreement, the liability of the Sellers and the Company arising out of any breach of this Agreement (whether under Section 7.3 or otherwise) shall be limited as follows: (i) in the event that the Closing shall not occur primarily as a result of any material breach of this Agreement by the Company or any Seller, in no event shall the aggregate liability of the Company and the Sellers exceed $100,000 plus any unreturned portion of the Earnest Money Deposit; provided, however, in the event that (A) the Sellers and/or the Company materially breach this Agreement, (B) Buyer does not, as a result of such material breach, consummate the transactions contemplated hereby and (C) the Sellers and/or the Company, within twelve (12) months from the date of such breach, consummate any transaction (or series of transactions) that results in the sale, transfer or other disposition of all or substantially all of the Company's assets, or substantially all of its rights therein, or the sale, transfer, or other disposition of any assets necessary to the operation of the Business to the extent that such sale results in the Company no longer being engaged in the Business (in any such case, "Company Transfer"), the Seller shall pay to Buyer a break-up fee, in immediately available funds to an account designated by Buyer in writing, in an amount equal to the lesser of (1) ten (10%) percent of the total consideration paid in respect of such Company Transfer or (2) $2,000,000, and (ii) in the event that the Closing shall occur, in no event shall the individual liability of any Seller exceed such Seller's pro rata portion of (A) the Cash Purchase Price, plus (B) the principal amount of the Notes issued at Closing, plus (C) the number of shares of Buyer Common Stock issued at Closing multiplied by the Fair Market Value of such shares (calculated with an Applicable Period representing the twenty (20) trading days immediately preceding the date of the indemnification payment). Buyer and Sellers agree that any indemnification amounts due by any Seller pursuant to this Agreement shall be paid (i) first, by offset against any remaining principal amount due under the Notes issued to such Seller at Closing in satisfaction thereof, (ii) second, in the event that the aggregate amount of such indemnification exceeds the remaining principal amounts due under such Notes, in cash up to an amount equal to the total amount of cash received by such Seller in respect of the Cash Purchase Price and payments on the Notes issued at Closing, and (iii) finally, in the event that the aggregate amount of such claims exceeds the sum of (i) and (ii) above, by tender to the Buyer either, (1) shares of Buyer Common Stock up to the total number of shares issued to such Seller at Closing and pursuant to any adjustment under Section 1.4 hereof (valued as provided in (C) above, or (2) a cash amount equal to such number of shares multiplied by the Fair Market Value thereof (calculated as provided in (C) above. The Company and the Sellers hereby acknowledge and agree that Buyer shall also have the right, but not the obligation, to offset against any amounts (including, without limitation, any shares of Buyer Common Stock or Notes or other shares of Class A Common Stock issuable as the Additional Purchase Price or pursuant to Section 1.4 hereof) due from Buyer to the Company or the Sellers, any amounts that are finally determined to be due from the Sellers or the Company to Buyer in accordance with the indemnification provisions of this Agreement; provided, however, that if, and to the extent that, Buyer shall exercise its right of offset with respect to any portion of Additional Purchase Price, the maximum liability of Sellers in respect of indemnification obligations pursuant to this Section 7.6(b) shall be reduced by the amount of such offset.

                  (c) Buyer shall not have an aggregate liability resulting from or arising out of any breach of this Agreement by Buyer (whether under Section
7.4 or otherwise) in excess of $7,300,000.

                  (d) Notwithstanding anything to the contrary contained herein, to the extent that any party shall become liable hereunder, such liability shall be limited to actual damages incurred by the damaged party and in no event shall any party become liable for any consequential, special or punitive damages.

                  7.7 Exclusive Remedy. Notwithstanding anything to the contrary contained elsewhere in this Agreement, each of Buyer and the Sellers acknowledges and agrees that (except for claims based on fraud, other than fraud claims based on violations of state or federal securities laws) its sole exclusive remedy with respect to any and all claims against the other party arising out of or relating to the transactions contemplated by this Agreement shall be made pursuant to the indemnification provisions set forth in this
Section 7, except for (i) equitable remedies (other than rights of rescission) which may be available to the injured party, and (ii) actions to enforce the terms of the Notes, Additional Notes or any pledge or other security agreement securing the obligations of the Buyer thereunder.

                  8. Non-Competition; Confidentiality.

                  8.1 Non-Competition. Following the Closing Date and for a period of five (5) years thereafter (the "Non-Competition Period"), the Sellers shall not, directly or indirectly: (a) engage in any business or activity that competes with the Business, anywhere in the United States or Canada; (b) enter the employ of any person or entity engaged in any business or activity that competes with the Business or render any consulting or other services to any person or entity for use in or with the effect of competing with the Business; or (c) have an interest in any business or activity that competes with the Business, in any capacity, including, without limitation, as an investor, partner, stockholder, officer, director, principal, agent, employee, or creditor; provided, however, that nothing herein shall prevent the purchase or ownership by the Sellers of less than 3% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities and Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained in this Section 8, his Employment Agreement or the Confidentiality, Inventions and Non-Compete Agreement dated as of the date of his Employment Agreement, Robert Jackovich ("Jackovich") may, upon (i) termination of employment by the Company without Cause (as defined in his Employment Agreement), (ii) resignation by Jackovich for Good Reason (as defined in his Employment Agreement), or (iii) expiration of the Employment Term (as defined in his Employment Agreement), be employed by (A) a consulting company so long as such consulting company is not engaged, and does not become engaged, in the Business or (B) a company in the film distribution, production or exhibition business so long as such company is not engaged, and does not become engaged, in the Business (other than the research, development or production of proprietary back office transaction software for both distributors or exhibitors of filmed and digital entertainment for its own use or for the use of such company's subsidiaries or affiliates); provided, that, prior to commencing employment with any such company, Jackovich shall deliver written notice to such company, with a copy to the Company, of his obligations hereunder and under the terms of his Confidentiality, Inventions and Noncompete Agreement. Notwithstanding anything to the contrary contained in this Agreement or any Employment Agreement or Confidentiality, Inventions and Noncompete Agreement to which a Seller is a party, the provisions of this Section 8.1 and any non-compete covenant in favor of Buyer or its affiliates contained in any other document(s) to which such Seller is a party, shall terminate and be of no further force and effect in the event that Buyer is in default, and fails to cure such default within thirty (30) days prior written notice from the applicable Seller, under (i) any obligations under the Note or Pledge Agreement securing such Note, (ii) any payment obligation under this Agreement, or (iii) any obligation of Buyer to issue, deliver and/or permit the sale of any shares of Class A Common Stock issued pursuant to the terms of this Agreement.

                  8.2 No Competing Interests. Each Seller hereby represents and warrants to Buyer that he has no ownership or other interest in any business or activity that competes, directly or indirectly, with the Business.

                  8.3 Non-Solicitation. During the Non-Competition Period, the Sellers shall not, directly or indirectly, hire, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade ("Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, agent, licensor, licensee, customer, or supplier of the Company or any of its affiliates to discontinue, cease or alter his, her or its relationship therewith.

                  8.4 Non-Disruption. During the Non-Competition Period, the Sellers shall not, directly or indirectly, interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between the Company or any of its affiliates, on the one hand, and any of its customers, suppliers or employees, on the other hand.

                  8.5 Confidentiality. The Sellers shall not at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information (as defined below) in any manner whatsoever (except to his personal financial or legal advisors and as may be required under legal process by subpoena or other court order; provided, that the Company or the Sellers will take reasonable steps to give Buyer sufficient prior written notice in order to contest such requirement or order). "Confidential Information" means any and all information (oral or written) relating to the Buyer or any person controlling, controlled by, or under common control with Buyer or any of their respective activities, including, but not limited to, the terms of this Agreement, information relating to trade secrets, proprietary information, software, software codes, advertising, sales, marketing and other materials customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any governmental investigation, except such information that is generally known in the industry or in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain), other than as a result of a breach of the provisions hereof.

                  8.6 Remedies upon Breach. The Sellers acknowledge and agree that: (a) Buyer shall be irreparably injured in the event of a breach by the Sellers of any of the obligations under this Section 8; (b) monetary damages shall not be an adequate remedy for such breach; (c) Buyer shall be entitled to injunctive relief, in addition to any other remedy that it may have, in the event of any such breach; and (d) the existence of any claims that the Company or the Sellers may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Agreement. The rights and obligations of the parties pursuant to this Section 8 are in addition to, and are separate and distinct from, the rights and obligations of the parties pursuant to the Employment Agreements and the Confidentiality, Inventions and Noncompete Agreements entered into pursuant thereto.

                  9. Miscellaneous Provisions.

                  9.1 Notification. Each party hereto shall give the other party or parties hereto prompt written notice of: (a) the existence of any fact or the occurrence of any event that constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto; and (b) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

                  9.2 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  9.3 Notices. All notices required or permitted hereunder shall be in writing and shall be sufficiently given if: (a) hand delivered (in which case the notice shall be effective upon delivery); (b) telecopied, provided that in such case a copy of such notice shall be concurrently sent by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective two (2) days following dispatch); (c) delivered by Express Mail, Federal Express or other nationally recognized overnight courier service (in which case the notice shall be effective one (1) business day following dispatch); or (d) delivered or mailed by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective five (5) days following dispatch), to the parties at the following addresses and/or telecopier numbers, or to such other address or number as a party hereto shall specify by written notice to the others in accordance with this Section 9.3.

                           If to Buyer, to:

                           Access Integrated Technologies, Inc.
                           55 Madison Avenue, Suite 119
                           Morristown, New Jersey  07960
                           Telecopier No.:  (973) 290-0081
                           Attn: Gary Loffredo

                           With a copy (which shall not constitute notice) to:

                           Kirkpatrick & Lockhart LLP
                           599 Lexington Avenue, 34th Floor
                           New York, New York  10022-6030
                           Telecopier No.:  (212) 536-3901
                           Attn: John D. Vaughan, Esq.

                           If to the Company or the Sellers, to:

                           Hollywood Software, Inc.
                           1604 North Cahuenga Blvd., Suite 115
                           Hollywood, California  90028-6239
                           Telecopier No.: (323) 463-1319
                           Attn: David Gajda

                           With a copy (which shall not constitute notice) to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           1900 Avenue of the Stars, Seventh Floor
                           Los Angeles, California  90067-4308
                           Telecopier No.:  (310) 203-0567
                           Attn:  Robert M. Steinberg, Esq.

                  9.4 [Intentionally omitted]

                  9.5 Amendments. This Agreement may be amended or modified at any time prior to the Closing Date, but only by a written instrument executed by all of the parties hereto.

                  9.6 Entire Agreement. This Agreement (together with the other agreements, certificates, instruments and documents delivered pursuant hereto and the schedules attached hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior term sheets, agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. The Company and each Seller acknowledges and agrees that they have not relied on any form of prospectus or other offering material relating to Buyers proposed initial public offering in connection with the negotiation, execution or delivery of this Agreement.

                  9.7 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby consent to the exclusive jurisdiction of Federal and New York State courts located in the County of New York and agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof.

                  9.8 Termination. This Agreement may be terminated at any time prior to the Closing Date by any of the following:

                  (a) By mutual written agreement of the parties hereto;

                  (b) By either Buyer or Sellers, if the Closing has not occurred by December 31, 2003, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the principal reason for the Closing's failure to occur;

                  (c) Subject to the provisions of Section 9.9 hereof, by Buyer, by written notice to the Company and the Sellers, if there has been a material violation or breach of any of the Sellers' or the Company's covenants or agreements made herein or in connection herewith or if any representation or warranty of the Sellers or the Company made herein or in connection herewith proves to be materially inaccurate or misleading;

                  (d) Subject to the provisions of Section 9.9 hereof, by the Company, by written notice to Buyer, if there has been a material violation or breach of any of Buyer's covenants or agreements made herein or in connection herewith or if any representation or warranty of Buyer made herein or in connection herewith proves to be materially inaccurate or misleading;

                  (e) By Sellers, if Buyer, after filing with the SEC a registration statement on Form SB-2 under the Securities Act, withdraws such registration statement; or

                  (f) By Sellers, pursuant to Section 1.2(e) hereof.

                  9.9 Effects of Termination. If this Agreement is terminated as provided in Section 9.8 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto (or any of their respective the stockholders, officers, directors or employees); provided, however, that if Buyer terminates this Agreement pursuant to Section 9.8(c) hereof, or the Company terminates this Agreement pursuant to Section 9.8(d) hereof, the non-terminating party shall, subject to the limitations on liabilities set forth in Section 7.6 of this Agreement, remain liable for any breach hereof.

                  9.10 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  9.11 Fees and Disbursements. Buyer shall pay its own expenses, and the fees and disbursements of the counsel, accountants or auditors retained by it (including the fees and expenses of BDO Seidman LLP in connection with the preparation of the financial statements of the Company) in connection with the preparation, execution, delivery and performance of this Agreement. The fees and expenses and disbursements of the counsel to the Company and the Sellers shall be paid by the Sellers.

                  9.12 Assignment. This Agreement may not be assigned by the Company or the Sellers without the prior written consent of Buyer.

                  9.13 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.


                               ACCESS INTEGRATED TECHNOLOGIES, INC.,
                               a Delaware corporation




                               By:  /s/ A. Dale Mayo
                                    -----------------------------------------
                                    Name:  A. Dale Mayo
                                    Title: President/Chief Executive Officer



                               HOLLYWOOD SOFTWARE, INC.,
                               a California corporation




                               By:  /s/ Robert Jackovich
                                    -----------------------------------------
                                    Name:
                                    President


                               THE SELLERS:




                               /s/ David Gajda
                               -------------------------------------------------
                               David Gajda


                               /s/ Robert Jackovich
                               -------------------------------------------------
                               Robert Jackovich